Preliminary Offering Circular dated October 21, 2026. Subject to Completion.

An offering statement pursuant to Regulation A relating to these securities was qualified by the U.S. Securities and Exchange Commission (the “SEC”) on February 6, 2026. This Preliminary Offering Circular forms part of Post-Qualification Amendment No. 1 to that offering statement, which has been filed with the SEC but has not yet been qualified. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold under this Preliminary Offering Circular, nor may offers to buy be accepted on the basis of this Preliminary Offering Circular, before the post-qualification amendment is qualified by the SEC. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which the final offering circular was filed may be obtained.

OFFERING CIRCULAR

Financial Agency Group

255 S Orange Avenue

Suite 104 #1261

Orlando, FL 32801

United States
Telephone: 205-827-2020

Website: https://www.financialagency.pro

Financial Agency Group is offering 18,000,000 shares of its common stock at a price of $1.00 per share, in a self-underwritten, no-minimum, best-efforts public offering for gross proceeds of up to $18,000,000. We will not place any subscription funds in escrow and will use funds when, as, and if received. There is no minimum purchase requirement; investors who are not accredited investors are subject to the investment limitation described on the following page. An offering statement pursuant to Regulation A relating to these securities was qualified by the U.S. Securities and Exchange Commission on February 6, 2026. This Offering Circular is part of that offering statement, as amended by Post-Qualification Amendment No. 1. Sales of our common stock commenced following qualification of the offering statement on February 6, 2026. As of the date of this Offering Circular, no shares have been sold in this offering and all 18,000,000 shares remain available for sale.

We are filing this post-qualification amendment to update the information in our offering circular, including to include our audited financial statements for the fiscal year ended March 31, 2026, and to extend the offering period. The offering will terminate on the earlier of (i) February 6, 2029, which is three years from the date of initial qualification, (ii) the date on which all 18,000,000 shares offered have been sold, or (iii) such earlier date as we may determine in our sole discretion. We will file post-qualification amendments at least every twelve months to include updated financial statements, as required by Rule 252(f)(2)(i) of Regulation A.

Investment in our common stock involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors”, beginning on page 8 of this offering circular, before deciding to invest.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

	Price to the Public	Underwriting discounts and commissions (1)	Proceeds to Issuer (2)	Proceeds to other persons
Per Share	$1	None	1	None
Total	$18,000,000	None	18,000,000	None

(1)We do not expect to incur any underwriting discounts, commissions or related expenses or allowances.

(2)We incurred $150,000 in costs and expenses related to the sale of our shares.

The date of this Preliminary Offering Circular is October 21, 2026

USE OF PRONOUNS AND OTHER WORDS

The pronouns “we”, “us”, “our” and the equivalent used in this offering circular mean Financial Agency Group. In the footnotes to our financial statements, the “Company” means Financial Agency Group. The pronoun “you” means the reader of this offering circular.

SUMMARIES OF REFERENCED DOCUMENTS

This Offering Circular includes references to, and summaries of, certain agreements and other documents that are material to our business, operations, or the securities being offered. These summaries are provided to give investors a general understanding of the relevant terms; however, they do not contain all of the provisions of the actual documents. The full versions of these agreements and documents have been filed as exhibits to our Form 1-A Offering Statement, of which this Offering Circular forms a part, as filed with the U.S. Securities and Exchange Commission (the “SEC”). These documents are not incorporated by reference into this Offering Circular but are available for review through the SEC’s EDGAR database. We believe the summaries included in this Offering Circular fairly present the material terms of the referenced agreements; however, to fully understand the rights and obligations set forth in those documents, you should review the complete versions filed as exhibits. See the section titled “Where You Can Find More Information About Us” for details on how to access these materials electronically through the SEC’s website at www.sec.gov.

REGULATION A+ OVERVIEW

We are offering our Stock pursuant to rules adopted by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the Jobs Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer up to $75 million in a 12-month period.

FORWARD-LOOKING STATEMENTS

This offering circular contains forward–looking statements that involve risks and uncertainties. We use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, or “may”, or other such words, verbs in the future tense and words and phrases that convey similar meaning and uncertainty of future events or outcomes to identify these forward–looking statements. There are a number of important factors beyond our control that could cause actual results to differ materially from the results anticipated by these forward–looking statements. While we make these forward–looking statements based on various factors and using numerous assumptions, you have no assurance the factors and assumptions will prove to be materially accurate when the events they anticipate actually occur in the future. The forward–looking statements are based upon our beliefs and assumptions using information available at the time we make these statements. We caution you not to place undue reliance on our forward–looking statements as (i) these statements are neither predictions nor guarantees of future events or circumstances, and (ii) the assumptions, beliefs, expectations, forecasts and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward–looking statement to reflect developments occurring after the date of this offering circular.

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide information different from that contained in this offering circular. We will sell our shares only in jurisdictions where such sale and distribution is permitted. The information contained in this offering circular is accurate only as of the date of this offering circular regardless of the time of delivery of this offering circular or the distribution of our common stock.

SUMMARY OF KEY TERMS

Issuer	Financial Agency Group
Securities Offered	Common Stock
Offering Amount	Up to 18,000,000 shares at $1.00 per share
Gross Proceeds (Maximum)	$18,000,000
Offering Type	Self-underwritten, no minimum, best-efforts
Use of Proceeds	Client execution, legal & audit costs, tech, working capital
Minimum Investment	None
Subscription Process	Subscription agreement + payment via wire or approved method
Escrow	No escrow; funds used when received
Dilution	Investors will experience substantial dilution—see “Dilution” section
Transfer Agent	We have not yet appointed a transfer agent and intend to do so prior to any quotation of our common stock on a public market.
Trading Market	Our common stock is not currently trading on any market. We intend to apply for quotation on the OTCQB; however, there is no assurance that such application will be approved.
Offering Termination	The earlier of (i) February 6, 2029 (three years from the initial qualification date of February 6, 2026), (ii) the date all 18,000,000 shares are sold, or (iii) such earlier date as we may determine

The offering statement of which this Offering Circular forms a part was qualified by the U.S. Securities and Exchange Commission on February 6, 2026, and the Company commenced offering its common stock to the public thereafter. As of the date of this Offering Circular, no shares have been sold in the offering. This Offering Circular forms part of Post-Qualification Amendment No. 1 to the offering statement, which updates the information in the original offering circular, includes our audited financial statements for the fiscal year ended March 31, 2026, and extends the offering period.

The above is a summary only. For a complete understanding of the terms of this offering, you should carefully read the entire Offering Circular, including the sections titled “Description of Securities We Are Offering,” “Use of Proceeds,” “Risk Factors,” and “Plan of Distribution.”

SUMMARY OF INFORMATION IN OFFERING CIRCULAR

We are a Wyoming corporation formed in 2024, with our principal executive office located in Florida. We are an early-stage company that provides strategic advisory services to private companies—primarily in emerging markets—seeking to access the U.S. public capital markets. While India represents a key early-growth market due to the size and demand of its private company ecosystem, our long-term focus is global. We aim to serve companies worldwide that seek cost-effective and compliant entry into U.S. markets through Regulation A+, Form F-1, or OTC Markets quotation. We are not a broker-dealer, underwriter, or law firm. Other than the direct sale of our own shares in this offering by our executive officers in reliance on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we do not engage in the promotion, distribution, or solicitation of securities. Our services are advisory in nature, focused on regulatory readiness, documentation, and execution strategy.

We recognized our first revenue in February 2026. During the fiscal year ended March 31, 2026 (“Fiscal 2026”), we recognized revenue of $267,742 under two fixed-fee “Market Research and Business Promotion” engagement agreements, with Quantum Bridge Consulting-FCZO (approximately 28% of Fiscal 2026 revenue) and Friction One Brake Technology Co. Ltd. (approximately 72% of Fiscal 2026 revenue), and reported net income of $4,141. All Fiscal 2026 revenue was recognized between February 13, 2026 and March 31, 2026. We have not entered into any additional client engagement agreements since March 31, 2026, and our results for Fiscal 2026 are not necessarily indicative of the results to be expected for any future period. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

After the sale of common stock in this offering to not less than twenty-five investors, we plan to engage a market maker to file an application for a trading symbol with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this offering circular, our common stock does not have a trading symbol and is not listed on any national securities exchange or quoted on the OTC Pink Market. We intend to apply for quotation on the OTCQB; however, there is no assurance that we will meet the minimum requirements for quotation, or that an active trading market will develop or be sustained.

We are offering 18,000,000 shares of our common stock at a price of $1.00 per share in a self-underwritten, no-minimum, best-efforts public offering for gross proceeds of up to $18,000,000. Subscription funds will not be placed in escrow and may be used by the company when, as, and if received. There is no minimum purchase requirement for investors. The offering statement of which this offering circular forms a part was initially qualified on February 6, 2026. As of the date of this offering circular, no shares have been sold in this offering. The offering will terminate on the earlier of (i) February 6, 2029, (ii) the date on which all 18,000,000 shares offered have been sold, or (iii) such earlier date as we may determine. See “Plan of Distribution” and “How We Plan To Use Proceeds from the Sale of Our Shares.”

OUR CORPORATE HISTORY

We were incorporated under the laws of the State of Wyoming on February 14, 2024. Our principal executive office is located at 255 S Orange Avenue, Suite 104 #1261, Orlando, Florida, 32801, United States.

Our digital presence is available through our official website at https://www.financialagency.pro. See “Risk Factors” in the following section.

SUMMARY OF RISK FACTORS

The following is a summary of some of the most significant risks associated with our business, this offering, and an investment in our common stock. This summary does not address all the risks that may be relevant. Prospective investors should read the full “Risk Factors” in the next section of this Offering Circular before making an investment decision.

● We have a limited operating history and only recently began generating revenue. We recognized our first revenue in February 2026, all of our Fiscal 2026 revenue came from two clients, and we have not entered into any new client engagement agreements since March 31, 2026. Our business model remains unproven at scale, and we may not generate meaningful or recurring revenue.

● This is a no-minimum, best-efforts offering. We may raise substantially less than the maximum amount, which could limit our ability to execute our business plan. As of the date of this offering circular, no shares have been sold in this offering.

● You will experience immediate and substantial dilution. The offering price is significantly higher than the current book value per share, and additional future issuances may further dilute your investment.

● There is currently no public market for our common stock. Even if we secure OTC quotation, an active or liquid trading market may never develop.

● Our two executive officers are accruing, but not being paid, salaries of $175,000 per year each under compensation terms approved by our board on February 6, 2026 and memorialized in employment agreements effective as of that date. As of March 31, 2026, $52,084 of such compensation had accrued and remained unpaid, and the accrued amount continues to grow. We do not intend to use proceeds of this offering to pay accrued officer compensation, but the accrued liability reduces our net tangible book value and will have to be paid from future revenue or other resources.

● We rely on third-party professionals for regulated services. Delays or underperformance by independent attorneys, auditors, or platform providers could impair client outcomes and our reputation.

● We obtain business consultancy and back-office support services from a company controlled by our Chief Financial Officer under a retainer of $5,250 per month. We paid that company $39,810 in Fiscal 2026 and $68,220 in the period from April 1, 2026 to the date of this Offering Circular, including reimbursed expenses. Transactions with related parties involve conflicts of interest, and our board of directors has no independent members to review them.

● Our advisory model includes accepting equity compensation from clients. These positions may be illiquid, volatile in value, or subject to impairment. To date we have not received any equity compensation from clients.

● We may face regulatory scrutiny if our IPO facilitation activities are misinterpreted. Although we are not a broker-dealer or investment company, regulatory classification risks exist.

● Our client base is concentrated in emerging markets. Political, regulatory, or economic instability in key regions may negatively impact our operations or revenue.

RISK FACTORS

In addition to the forward-looking statements and other comments regarding risks and uncertainties included in the description of our business and elsewhere in this offering circular, the following risk factors should be carefully considered when evaluating our business and prospects, financial and otherwise. Our business, financial condition and financial results could be materially and adversely affected by any of these risks. The following risk factors do not include factors or risks which may arise or result from general economic conditions that apply to all businesses in general or risks that could apply to any issuer or any offering.

Risks Related to Our Company

We have a limited operating history and only recently began generating revenue.

We were incorporated in February 2024 and recognized our first revenue on February 13, 2026. During Fiscal 2026 we recognized $267,742 of revenue under two fixed-fee engagement agreements and reported net income of $4,141. Because our revenue-generating operations commenced only in the final weeks of Fiscal 2026, our historical results are not necessarily indicative of future results, and we are still building our operational infrastructure. Our business model remains untested at scale. This limited track record may limit investor confidence and client engagement.

We have a limited operating history as a company, and investors should not rely on the prior experience of our founders as indicative of our future performance.

While our management team and promoters bring significant individual experience in IPO advisory and regulatory processes, such experience was acquired through prior roles outside of the Company. Accordingly, there is no assurance that this experience will translate into success for the Company, and investors should consider our limited operating history when evaluating an investment in our securities.

Our revenue to date has been concentrated in two clients, and we may not generate recurring revenue.

All of our Fiscal 2026 revenue was derived from two engagement agreements: our engagement with Friction One Brake Technology Co. Ltd. accounted for approximately 72% of Fiscal 2026 revenue, and our engagement with Quantum Bridge Consulting-FCZO accounted for approximately 28%. Both engagements are fixed-fee “Market Research and Business Promotion” engagements, and all fees billed under them were collected during Fiscal 2026. We have not entered into any additional client engagement agreements since March 31, 2026, and there is no assurance that either existing client will engage us for additional services or that we will obtain new clients. The loss of either client, or our failure to obtain additional clients, could have a material adverse effect on our results of operations. Until we diversify our client base, our financial performance may be volatile and may depend on a small number of engagements. We do not hold equity interests in any client.

We currently have no employees other than our two executive officers, and our reliance on contractors may limit our ability to scale and manage operations effectively.

At present, we have no employees other than our two executive officers, and rely on our executive officers and independent consultants for all operational needs.

Our executive officers are party to employment agreements under which salaries are being accrued but not paid; see “How We Compensate Our Directors and Executive Officers.” This structure may constrain our ability to manage multiple client engagements simultaneously, retain institutional knowledge, or respond quickly to business opportunities. Our ability to execute our business plan depends on raising sufficient capital to hire full-time employees in the United States. If we cannot attract and retain qualified employees, our growth and operational efficiency may be adversely affected.

We are accruing significant officer compensation that we are not currently paying, which increases our liabilities and reduces our net tangible book value.

On February 6, 2026, concurrently with the qualification of our offering statement, our board of directors approved compensation for each of our Chief Executive Officer and Chief Financial Officer at an annualized rate of $175,000. Those terms are memorialized in written employment agreements executed on October 21, 2026, effective as of February 6, 2026. Our officers have agreed to defer payment of this compensation until our liquidity position permits payment. As of March 31, 2026, accrued and unpaid officer compensation totaled $52,084, and it continues to accrue at approximately $29,167 per month in the aggregate. These accrued amounts are liabilities of the Company, reduce our net tangible book value and stockholders’ equity, and will ultimately have to be paid from our revenue or other resources. We do not intend to use proceeds of this offering to pay accrued officer compensation. If our revenue is insufficient to pay these amounts when our officers request payment, our liquidity could be materially and adversely affected. Because our board consists solely of the two officers who receive this compensation, these arrangements were not reviewed or approved by independent directors.

We engage a company controlled by our Chief Financial Officer for support services, and we have no independent directors to review related-party transactions.

Since July 15, 2025, we have obtained business and management consultancy, administrative, and back-office support services from Financial Agency Consultants BPO Pvt. Ltd. (“FAC BPO”), an India-based entity in which our Chief Financial Officer, Mr. Manish Prakash, holds a 99% ownership interest, under a Services Agreement effective as of July 15, 2025, the terms of which were agreed in July 2025 and recorded in a signed written agreement executed on October 21, 2026. FAC BPO is paid a retainer of $5,250 per month for up to 53 hours of services, plus reimbursement of approved out-of-pocket expenses. We paid FAC BPO $39,810 during Fiscal 2026 and $68,220 (fees of $42,000 and reimbursed expenses of $26,220) from April 1, 2026 to the date of this Offering Circular, a total of $108,030 since inception, and the retainer continues at approximately $63,000 per year. These payments are a significant use of our cash, which was $140,356 at March 31, 2026, and were made during a period in which we recognized no new client revenue. Although management believes the terms are no less favorable than those obtainable from an unrelated third party, transactions with related parties involve inherent conflicts of interest, and our board of directors has no independent members to review or approve them. See “Interest of Management and Others in Certain Transactions.”

If we sell less than 20% of the shares in this offering, our operations will be extremely limited.

If we raise less than 20% of the maximum offering ($3.6 million), we will be able to allocate funds only to comply with SEC reporting obligations, basic corporate maintenance, and limited working capital. At this level, we would not be able to hire employees, establish subsidiaries, or undertake expansion initiatives. Our business plan would be materially delayed, and our ability to generate revenues would be severely constrained. Investors should be aware that if this occurs, we may not be able to continue operations beyond maintaining our status as a reporting company. See “Use of Proceeds” and “Plan of Operations” for additional information.

Our current infrastructure is limited and may not be sufficient to support our intended growth.

As of the date of this Offering Circular, we have incorporated in Wyoming, appointed our Chief Executive Officer and Chief Financial Officer, secured an executive office lease in Orlando, Florida (renewed through June 30, 2027), opened a corporate bank account, engaged an independent auditor in the United States to audit our financial statements in accordance with U.S. Generally Accepted Auditing Standards (GAAS), engaged securities counsel in connection with our offering statement, and engaged a third-party platform (KoreConX) for subscription processing in this offering. However, we have not hired any employees, and we rely on independent consultants and contracted service providers, including FAC BPO, for operational, administrative, and compliance support. Because our infrastructure is limited, we will be highly dependent on the proceeds of this offering to build the systems, personnel, and vendor relationships necessary to scale our operations. If we are unable to scale up our infrastructure quickly after receiving proceeds, our ability to serve clients and generate revenue will be significantly impaired. See “Plan of Operations.”

Our ability to execute our business plan depends substantially on the proceeds of this offering.

Although we generated revenue and net income during Fiscal 2026, that revenue was recognized under two client engagements in the final weeks of the fiscal year and may not recur. We have no credit facilities or external financing arrangements. Our liquidity and ability to implement our business plan are substantially dependent on raising sufficient proceeds from this offering. As of the date of this Offering Circular, no shares have been sold in this offering. If we do not raise enough capital, we may be forced to delay, scale back, or discontinue elements of our plan of operations. We cannot assure investors that we will be able to raise additional financing on acceptable terms, if at all. See “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We currently have limited brand awareness, which may affect our ability to attract clients and strategic partners.

As a newly established advisory firm, we do not yet have widespread brand recognition or a long-standing track record in the U.S. capital markets. This may make it more difficult to attract prospective clients, form partnerships with established service providers, or compete with more recognized firms offering similar advisory services. Our limited operating history and brand visibility may also cause potential clients or investors to view us as less credible or experienced, regardless of the qualifications of our team.

Building a trusted reputation in the cross-border advisory space will require time, demonstrated execution, and successful client outcomes. Until we establish such a track record, our ability to scale may be constrained.

Our facilitation of IPO financing for clients could subject us to regulatory scrutiny under the Investment Company Act of 1940 if not properly structured.

As part of our advisory model, we may assist clients in obtaining pre-offering capital to fund legal, audit, or compliance-related expenses associated with pursuing a U.S. public listing. These financing arrangements—whether through direct advances, structured support, or third-party introductions—are incidental to our core advisory services and are not intended to constitute investment activity. We do not pool investor funds, underwrite securities, or invest in client equity as a principal business activity. However, if a material portion of our assets were to consist of securities of other companies, or if our role in facilitating financing were interpreted as managing or investing in securities on behalf of others, we could become subject to regulation under the Investment Company Act of 1940. Such classification would impose significant legal, operational, and disclosure obligations and could adversely affect our business model and financial position. We believe our current and planned activities do not cause us to be an investment company under applicable law. Nonetheless, there can be no assurance that regulatory authorities will not take a different view in the future.

Equity compensation received from clients may be illiquid, difficult to value, or subject to impairment.

In certain engagements, we may accept a portion of our advisory compensation in the form of equity in client companies. These equity positions are typically in private, early-stage companies that are not yet publicly traded and may lack an active secondary market. As a result, these holdings may be highly illiquid and difficult to convert into cash for operational use. Furthermore, the value of such equity is inherently uncertain and may be materially impacted by the client’s failure to complete a public offering, regulatory setbacks, or post-listing underperformance. In some cases, the equity may become worthless if the client’s business fails or is unable to secure additional funding. This exposes us to valuation volatility and the risk of non-cash compensation impairing our financial flexibility.

Our cross-border team structure may raise concerns about operational continuity, but our core operations are controlled and administered from the United States.

While certain support functions may be performed offshore, our key personnel operate from both the United States and international jurisdictions like India. All critical aspects of our business—corporate governance, offering documentation, regulatory filings, and vendor oversight—are directed from our Florida headquarters. We maintain onshore presence through U.S.-based agents or independent representatives and strategic vendors located across the United States. This structure ensures that our operations remain aligned with U.S. legal and compliance standards; however, investors should be aware that coordination across time zones or jurisdictions may still introduce limited execution risk or logistical delays.

Our internal controls and compliance processes are still maturing.

As a newly formed company, our internal systems, compliance frameworks, and vendor oversight mechanisms are still evolving. Gaps in these processes could lead to operational, reputational, or regulatory challenges.

Rapid scale-up may strain our operational capacity.

A sudden increase in client mandates or investor interest could strain our limited human resources and workflow infrastructure, potentially affecting delivery quality or timelines.

We may face liability for errors or omissions in client offering materials.

Although we do not provide legal opinions or act as a broker-dealer or a legal counsel, our advisory involvement in the preparation of offering-related materials could expose us to reputational or legal risk if those materials contain material misstatements or omissions.

Our advisory-only business model excludes brokerage and legal services, which may require clients to engage additional providers.

Our business model does not include securities brokerage, underwriting, or legal representation. While this allows us to maintain independence, avoid conflicts of interest, and focus exclusively on execution readiness, it also means that our clients must separately engage qualified U.S. legal counsel, broker-dealers, auditors, and other regulated professionals to complete their public offerings. This multi-party structure may increase coordination complexity, cost, or timeline risk, particularly for issuers unfamiliar with the U.S. capital markets.

We have no assurance of developing a secondary market for our securities.

There is currently no public market for our securities, and we cannot guarantee that one will develop. Even if our shares are quoted on OTC Markets, liquidity may be limited.

This offering is a best-efforts offering with no minimum.

There is no assurance that sufficient funds will be raised to support our operations or strategic objectives. If we raise less than anticipated, we may need to reduce planned expenditures or delay expansion.

Revenue recognition practices may evolve and introduce accounting uncertainty.

As our revenue grows—whether earned in cash or equity—we may face complexities in recognizing revenue from milestone-based advisory work or illiquid equity stakes, which could affect financial clarity.

Risks Related to Our Business and the Offering

Our limited liquidity and financial resources may discourage potential clients from engaging in our services.

As an early-stage company with limited revenue and financial resources, we may not be able to demonstrate the level of financial stability that some potential clients expect from their long-term advisors.

This may lead to hesitation among prospective clients who are uncertain whether we will be able to continue offering our services throughout the full duration of their U.S. listing process. If clients perceive our business continuity to be at risk due to capital constraints, it could negatively affect our client conversion, engagement duration, and revenue generation.

We rely on third-party technology providers for our workflow and compliance systems, which could expose us to operational or data security risks.

Our current workflow and compliance infrastructure is built on commercially available third-party cloud platforms. Any disruptions, security breaches, or service limitations by these providers could hinder our ability to manage client engagements effectively and securely. Because we do not control these systems, we may be subject to risks outside our direct oversight, including data privacy concerns, system downtime, or increased costs if subscription pricing changes.

We face significant competition from both large institutions and boutique firms, which may limit our ability to attract clients.

Our business model targets companies seeking cost-efficient access to U.S. public markets. Larger financial institutions have greater resources, reputation, and client networks, while boutique advisory firms may already have established track records. As a new entrant, our ability to compete successfully is uncertain and may require significant marketing and relationship development efforts.

Our current advisory model does not require immediate licensing, but future regulatory changes or interpretations could impose licensing obligations.

At present, our business activities are limited to corporate advisory and compliance support for companies evaluating U.S. public listings. We do not solicit investors, handle client funds, or act as a broker-dealer, and therefore do not require registration with the SEC or FINRA. In India, our activities are limited to advisory support for issuers exploring overseas listings, which does not trigger licensing as an investment adviser or merchant banker with the Securities and Exchange Board of India (SEBI). However, regulators could interpret our activities differently or revise applicable rules. If we are required to obtain licenses in the United States, India, or other jurisdictions and fail to do so promptly, our operations could be restricted, delayed, or subject to penalties. Such developments could materially and adversely affect our business.

Our management may lack the experience necessary to operate a publicly reporting company, which may affect our ability to comply with regulatory requirements.

Our management team has limited experience operating a U.S. public company subject to SEC reporting obligations. Managing a public company involves complex regulatory, governance, accounting, and investor relations responsibilities that go beyond private company operations. Any gaps in knowledge, oversight, or execution could lead to delays in filings, compliance failures, or reputational damage. Although we intend to engage qualified third-party professionals to assist with compliance, our internal capacity to manage these obligations is still developing.

Our limited operating history makes it difficult for you to evaluate the merits and risks of an investment in our common stock.

We are a recently formed company that only began generating revenue in February 2026. As a result, we have a limited track record upon which you can evaluate our business, performance, or prospects. Our business model, while well defined, remains untested at scale and subject to numerous variables, including client demand, regulatory changes, and execution quality. Due to our early stage of development, any investment in our common stock involves a high degree of uncertainty and risk.

We expect to need to raise additional capital, which may not be available on acceptable terms or at all.

We do not expect the proceeds from this offering to be sufficient to fund our operations through profitability. Accordingly, we may need to raise additional capital in the future through equity or debt financings, strategic partnerships, or other arrangements. There can be no assurance that such funding will be available to us on favorable terms, in a timely manner, or at all. If we are unable to secure additional financing when needed, we may be forced to delay or reduce the scope of our operations, limit client onboarding, or cease operations entirely.

The Jumpstart Our Business Startups (JOBS) Act allows us to delay compliance with certain investor protection requirements and to reduce the information we provide in SEC filings.

As an emerging growth company under the JOBS Act, we are permitted to take advantage of certain reduced disclosure and compliance obligations, including delayed adoption of new or revised accounting standards, and reduced financial reporting requirements in our periodic reports. We may also provide less detailed executive compensation disclosures and omit certain governance-related disclosures that would otherwise be required of larger or more mature public companies. In addition, Section 107 of the JOBS Act provides that an “emerging growth company” may elect to take advantage of the extended transition period afforded by Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows emerging growth companies to defer the adoption of certain accounting standards until such standards become applicable to private companies. We have elected to utilize this extended transition period. As a result, our financial statements may not be comparable to those of companies that adopt such standards on the timelines applicable to public companies. As a Tier 2 issuer under Regulation A, we will be required to file annual and semiannual reports, as well as current reports for material events, in accordance with the ongoing reporting obligations under the Securities Exchange Act of 1934, as amended. As a result, our disclosures may differ from those of other public companies, potentially making our common stock less attractive to investors who prefer more transparency and stronger corporate governance.

If we lose our CEO or are unable to attract and retain qualified personnel, our business could be harmed and our ability to compete could be impaired.

Our future success depends in large part on the continued services and leadership of our Chief Executive Officer and founder, who plays a critical role in client engagement, strategy, and execution. The loss of our CEO for any reason could disrupt our operations and client relationships. In addition, our ability to grow depends on recruiting and retaining qualified personnel with experience in U.S. capital markets, regulatory compliance, and cross-border advisory work. If we are unable to attract or retain such talent, our operational capacity and competitiveness could be adversely affected.

Early investors may face a greater risk of loss than later investors.

Investors participating in this offering may be subject to a higher risk of loss compared to future investors due to our early-stage development, limited operating history, and limited revenue to date. Early investors bear the uncertainty of our unproven business model, evolving strategy, and reliance on projected future growth. If our business fails to scale or we are unable to raise additional capital on favorable terms, early investors may experience significant or total loss of their investment.

You will experience substantial dilution in the book value of your investment and may experience future dilution in your ownership percentage.

The offering price of our common stock is significantly higher than the net tangible book value per share, resulting in immediate and substantial dilution to new investors. As a result, investors purchasing shares in this offering will pay a price per share that exceeds the value of our tangible assets on a per-share basis. Furthermore, we may issue additional equity securities in the future for business development, employee compensation, or capital raising purposes. Any such future issuances could further dilute the percentage ownership of existing shareholders and adversely affect the market price of our common stock, if a market develops.

Investors cannot withdraw funds once invested and will not receive a refund.

Once an investor submits a subscription and funds are accepted by us, the investment is irrevocable and non-refundable, except as may be required by applicable law. There is no cooling-off period or redemption right after a subscription is accepted. Investors must be prepared to bear the economic risk of their investment for an indefinite period, including the potential for complete loss of capital.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is being conducted on a best-efforts basis without the involvement of an underwriter, placement agent, or broker-dealer. We do not have a firm commitment to sell any minimum number of shares, and there is no assurance that we will be able to sell any or all of the securities being offered. As a result, we may raise significantly less capital than anticipated, which could adversely affect our ability to execute our business plan and sustain operations.

Trading in our shares will be subject to SEC Rule 15g-9, which imposes additional sales practice requirements on broker-dealers for penny stocks.

Our common stock will likely be considered a “penny stock” under Rule 3a51-1 of the Exchange Act and subject to the requirements of SEC Rule 15g-9. This rule imposes additional sales practice obligations on broker-dealers who sell such securities to persons other than established customers and accredited investors. These requirements may reduce the liquidity of our stock by making it more difficult for broker-dealers to execute trades or for investors to resell their shares. As a result, investors may find it more difficult to sell their securities in the secondary market, if one develops.

Voting control by our management means you and other stockholders will not be able to elect our directors or influence our management.

Following this offering, our management and founding shareholders may continue to hold a substantial percentage of our voting power. As a result, they may retain the ability to control or significantly influence the outcome of matters submitted to stockholders for approval, including the election and removal of directors, amendments to our corporate charter, and approval of significant corporate transactions. This concentration of control may prevent other stockholders from influencing important corporate decisions and may discourage potential investors or takeover offers that could benefit minority shareholders.

Our success depends on our ability to attract and retain qualified IPO clients across international markets.

Our business model relies on securing advisory engagements with private companies seeking to access U.S. public markets through Regulation A+, Form F-1, or OTC quotations. While our initial market focus includes India due to existing demand and relationships, we intend to expand our outreach to other high-growth regions. Failure to attract, convert, or retain clients in any of our target markets may directly affect our ability to generate revenue, scale operations, or achieve profitability. Our long-term success depends on diversifying our client base and consistently demonstrating value across a range of industries and geographies.

Discussions with prospective clients may not result in engagements or revenue.

While we are in active discussions with several Indian companies regarding potential listing engagements, there is no guarantee that such discussions will result in signed mandates, paid retainers, or future advisory revenue. These prospects may choose to pursue alternate funding paths, postpone U.S. listings, or disengage due to internal or market reasons. Our financial outlook may therefore differ significantly from expectations based on ongoing pipeline activity.

Demand for U.S. public listings may be affected by global macroeconomic conditions.

Our business depends on private companies—primarily from emerging and growth markets—choosing to pursue U.S. public listings through Regulation A+, Form F-1, or OTC Markets. The demand for such listings is highly sensitive to global macroeconomic factors, including interest rates, inflation, investor risk appetite, capital market volatility, and geopolitical developments. During periods of economic uncertainty or market instability, prospective clients may postpone, modify, or abandon plans to access U.S. capital markets, which could materially impact our engagement pipeline, revenue projections, and growth trajectory.

We May Be Subject to Legal Disputes if a Client's IPO Is Not Completed Due to Due Diligence Failures or Negative Disclosures.

As part of our business model, we provide advisory and coordination services to companies seeking to raise capital through U.S. public offerings, including Regulation A+, Regulation D, and F-1 filings. These offerings are highly regulated and subject to extensive due diligence, legal review, and financial disclosures.

In some cases, an offering may be delayed, suspended, or abandoned entirely due to issues that arise during the diligence process, such as the discovery of material adverse information, regulatory noncompliance, legal disputes, or adverse audit findings. If a client’s offering is not completed or is withdrawn due to such issues—despite our services having been rendered—there is a risk that the client may dispute our fees, allege professional negligence, or seek to recover advisory payments. Even if such claims lack merit, we could be subject to time-consuming and costly litigation, arbitration, or reputational damage. While we take measures to clearly define the scope of our services and disclaim outcome guarantees, there can be no assurance that disputes will not arise, especially in cases where significant pre-offering investments have been made by the client.

Clients who adopt a “reverse flip” structure may face regulatory and operational risks.

Some of our clients may pursue a “reverse flip” structure by forming a U.S. parent entity to become the holding company of their existing non-U.S. operations in order to access U.S. capital markets. While this approach is increasingly common among international issuers, it may involve complex tax, legal, and regulatory compliance requirements under both U.S. law and the laws of the client’s home jurisdiction. If not properly planned and executed, this structure may result in delays, increased costs, or violations of foreign exchange controls, corporate governance rules, or tax regulations. Such challenges could impact our advisory timelines, increase execution risk, or affect the client’s ability to complete a public offering.

The success of our clients' offerings and their post-listing performance are outside our control.

While we support our clients through the advisory and regulatory process, we do not control their financial results, internal governance, investor relationships, or ongoing compliance after the listing, unless mandated. If our clients fail to successfully complete their offerings, or perform poorly post-listing, we may suffer reputational damage or lose anticipated compensation, even though we played no role in their business execution or capital raising outcomes.

Our business involves complex cross-border legal and tax structuring, which may introduce delays, additional costs, or compliance risks.

Many of our client engagements require the formation, restructuring, or reorganization of corporate entities to meet U.S. listing requirements. This process often involves navigating multiple legal and tax regimes, including U.S. federal securities law, foreign corporate and exchange control regulations, and applicable international tax treaties. Errors in legal structuring, incorrect tax assumptions, or changes in regulatory interpretation—either in the U.S. or the client’s home country—could impair a client’s ability to proceed with an offering. Such complications may disrupt our project timelines, affect the quality of deliverables, or result in reduced or delayed compensation.

Our business depends on third-party advisors and service providers, whose performance and availability are outside our control.

We rely on independent attorneys, auditors, broker-dealers, escrow agents, transfer agents, and platform vendors to support the execution of client offerings. If any of these third parties fail to deliver services on time, resign, encounter regulatory issues, or increase their fees materially, our ability to fulfill client mandates may be delayed or impaired.

In some cases, poor performance by a third-party advisor may also result in reputational damage to us, even where we have limited oversight or contractual leverage as we do not control them.

Our recommended third-party advisors are not contractually engaged by us, and we do not receive undisclosed compensation from them.

We refer clients to a shortlist of independent third-party advisors—including law firms, audit firms, and platform service providers—for their regulatory, financial, and compliance needs. However, these advisors are directly engaged by the client, not by us, and we do not control their performance or assume liability for their work. We do not receive any commission, referral fee, or compensation from these service providers unless it is fully disclosed to the client in advance. If a third-party advisor fails to deliver or creates delays, it may affect the client’s offering outcome, and we may suffer reputational or operational consequences even though we were not directly involved in their engagement.

We may bear financial and reputational risk when we finance or advance client IPO-related costs.

In certain cases, we may choose to temporarily finance or pay for third-party services—such as legal, audit, or compliance vendors—on behalf of our clients to avoid delays or ensure continuity of execution. This is done at our discretion and is not guaranteed or structured as a loan. If a client subsequently withdraws, disputes an invoice, or fails to reimburse us, we may suffer financial loss. These risks may affect our cash flow, client relationship, or perceived neutrality in future engagements.

We do not underwrite, promote, or distribute securities for our clients, and we are not involved in the solicitation of investors on their behalf.

We are not a registered broker-dealer or underwriter, and we do not engage in the marketing, promotion, or distribution of our clients’ securities to the public. Our role is limited to advising clients on regulatory readiness, documentation, and execution strategy. In providing advisory services to our clients, we do not solicit investors, handle client or investor funds, or receive transaction-based compensation in connection with any client’s sale of securities. Any capital raising or investor onboarding by our clients is conducted directly by the issuer or through independently retained, FINRA-registered intermediaries. The only securities our officers offer or sell are our own shares in this offering, which they do in reliance on Rule 3a4-1 under the Exchange Act and without commissions or transaction-based compensation. Misunderstanding our role could expose us to reputational or regulatory risk, even if we have acted within our disclosed advisory scope.

Political or regulatory instability in key international markets may impact our clients’ ability or willingness to pursue U.S. offerings.

Although we aim to serve clients globally, a significant portion of our early client base is expected to come from emerging markets where regulatory environments can be unpredictable. Changes in government policy, tax law, foreign exchange controls, or enforcement priorities—particularly in jurisdictions with evolving capital controls—may delay or discourage companies from pursuing U.S. public listings. Political instability or sudden shifts in legal frameworks could disrupt active mandates or reduce investor appetite for issuers based in those markets, which could negatively affect our client pipeline and financial results.

We may be exposed to cybersecurity threats that could disrupt our operations or compromise client data.

Although we do not operate a consumer-facing platform, we rely on digital infrastructure and cloud-based tools to manage client documents, workflows, and communications. A cybersecurity incident—including unauthorized access, phishing, ransomware, or data loss—could disrupt our operations, delay client deliverables, or expose confidential client information. Such events may result in reputational harm, legal exposure, or loss of business, especially if they involve regulatory materials or sensitive issuer data.

Investor interest in emerging market issuers may fluctuate based on external factors.

Our business depends in part on the willingness of U.S. investors to invest in companies based outside the United States, particularly in emerging and growth-stage markets. Investor sentiment toward such issuers can be influenced by a variety of external factors, including global macroeconomic trends, currency volatility, geopolitical developments, and the recent performance of other international offerings. Negative perceptions of risk in specific regions—or a broader shift away from emerging market investments—could reduce demand for our clients’ offerings and impact our ability to generate revenue or maintain long-term advisory relationships.

Evolving ESG expectations may impact the success of our clients’ offerings and our reputation.

Investors, platforms, and regulatory bodies in the United States increasingly evaluate Environmental, Social, and Governance (ESG) factors when assessing issuer readiness and investment appeal. Many private companies in emerging or less regulated markets may not yet fully align with evolving ESG standards or have formal ESG policies and reporting practices in place. If our clients are perceived to fall short of investor expectations related to ESG—or become involved in ESG-related controversies—their offerings may be viewed less favorably by institutional investors or listing platforms. In such cases, our reputation could also be affected if we are seen as advising issuers that do not meet prevailing global ESG norms.

Natural disasters, pandemics, or other unforeseen events could disrupt our operations or those of our clients.

Our business may be adversely affected by events beyond our control, including natural disasters, public health crises (such as pandemics), civil unrest, geopolitical conflict, or infrastructure breakdowns. Such disruptions could affect our clients' ability to operate, interfere with regulatory agency processing times, or limit the availability of third-party advisors such as legal counsel, auditors, or transfer agents. In particular, if these events impact key markets where our clients or team members are located, or disrupt coordination between our U.S. and international operations, it could delay project execution, impair listing outcomes, or negatively affect client relationships. While we utilize remote systems and digital tools to maintain operational continuity, widespread disruptions may challenge our ability to deliver advisory services effectively across jurisdictions.

The valuation implied by this offering may not reflect the actual market value of our company.

The price per share in this offering has been determined by management based on a number of subjective factors, including our business plan, perceived market opportunity, and comparable early-stage companies. It has not been established through an arm’s length negotiation, public market pricing, or third-party valuation. As a result, the implied valuation may not reflect the price at which our shares would trade in an active market, if one develops, and may not represent the true value of our company.

Our business is sensitive to changes in U.S. and international securities regulations.

Our advisory services are built on the current structure and interpretation of U.S. securities laws, including Regulation A, Regulation S, Rule 144, and the F-1 registration pathway. Any changes to these frameworks—or shifts in how they are interpreted or enforced by regulatory bodies such as the SEC or FINRA—could materially impact the viability, timeline, or appeal of U.S. listings for our clients. Additionally, changes in foreign laws governing cross-border capital movement, corporate structuring, or public offerings could affect our ability to onboard or support international issuers. Regulatory uncertainty, increased compliance requirements, or jurisdictional conflicts may reduce our ability to scale operations efficiently or deliver consistent client outcomes.

We do not guarantee that our clients will successfully complete a public listing or raise capital.

While we assist clients in preparing for U.S. listings through Reg A+ or F-1, we do not guarantee that any such offering will be qualified by the SEC, accepted by OTC Markets or a national exchange, or successfully subscribed by investors. Listing outcomes depend on factors beyond our control, including market conditions, regulatory review, client performance, and investor demand. If our clients fail to complete their offerings, we may lose anticipated revenue, and our reputation or business model may be adversely affected.

We may face reputational harm from client underperformance or controversy.

If a client fails in its offering, underperforms post-listing, or is subject to public or regulatory scrutiny, we may be negatively associated with that outcome.

We rely on client-provided information, which may be inaccurate or incomplete.

Our due diligence is based on documentation and disclosures provided by clients and their external advisors. We may be exposed to liability or reputational damage if such information proves misleading.

Jurisdictional and cultural differences may hinder execution.

Cross-border operations involve differences in legal systems, regulatory interpretations, communication practices, and enforcement standards. These may lead to delays or misunderstandings.

We may receive equity compensation from clients, creating valuation and conflict risks.

We sometimes accept equity as part of our compensation model. This exposes us to valuation uncertainty and may create perceived conflicts if our financial interests diverge from those of our clients or investors.

We have experienced, and expect to continue to experience, client concentration risk.

Two clients accounted for all of our revenue in Fiscal 2026, and we have not entered into any new engagement agreements since March 31, 2026. Underperformance or disengagement of any client, or our failure to secure new clients, may significantly impact our results of operations.

VC/PE-backed clients may have conflicting agendas or inflated valuations.

Private equity or venture-funded companies may pressure for expedited listings or hold unrealistic valuation expectations. This could interfere with regulatory alignment or investor protection.

Technological disruption may reduce demand for traditional advisory models.

Low-cost software tools, AI-enabled listing platforms, or automation may reduce the perceived need for human advisory services over time.

We rely on U.S.-based commission agents for business development, and any disruption in their availability or conduct may impact our operations.

We engage two independent, commission-based agents located in the United States to support our business development and client sourcing efforts. These agents play a key role in introducing prospective clients to our advisory services and expanding our visibility within the U.S. market. Although they do not participate in the solicitation or sale of securities, their performance and availability are important to our client acquisition strategy. If either agent discontinues their engagement, fails to comply with regulatory boundaries, or acts in a manner inconsistent with our compliance-first policies, it could negatively affect our brand, client pipeline, or regulatory posture. Furthermore, our reliance on third-party agents may limit our direct control over certain aspects of early-stage relationship management.

Cross-border information flows between the United States and international support teams may pose logistical, regulatory, or security risks.

As part of our advisory operations, certain non-public client information, draft documentation, and project data may be transmitted between our U.S.-based executive team and international administrative or support personnel. While we implement secure communication protocols and maintain oversight from U.S. leadership, cross-border data exchange may still be subject to delays, miscommunication, or restrictions imposed by evolving data privacy and localization laws in various jurisdictions. Any breach of confidentiality, disruption in digital infrastructure, or cybersecurity incident involving such information could compromise sensitive client data, delay regulatory filings, or expose us to reputational and legal risk.

Although we are not currently subject to any non-U.S. data protection laws, future regulatory changes may impose new compliance obligations or operational constraints.

We may encounter operational challenges as we scale our business and expand our team.

As we transition from an early-stage, founder-led structure to a more formalized organization, we anticipate onboarding additional personnel, expanding vendor relationships, and implementing more complex compliance systems. This scaling process may introduce risks related to quality control, internal coordination, training, and process standardization. If we are unable to effectively manage growth—particularly across multiple time zones and jurisdictions—it could result in delays, client dissatisfaction, or compliance gaps. Our ability to maintain service quality while expanding our operational footprint will be critical to our long-term success, and any missteps during this transition could negatively affect our reputation and financial performance.

We may not be able to enforce payment or performance terms with international clients.

Clients domiciled in foreign jurisdictions may delay or default on payment. Our ability to enforce contracts may be limited by local laws or regulatory barriers.

Geopolitical developments may adversely affect our clients, their offerings, or investor sentiment.

Shifting international relations, sanctions, and political instability may impact client outcomes, cross-border operations, or investor appetite for emerging-market issuers.

Emerging market investor sentiment can be volatile.

Investor appetite for cross-border issuers can fluctuate based on economic cycles, regulatory shifts, or reputational issues affecting other unrelated issuers in the same region or market segment.

We may not offer post-offering support, which could affect client outcomes.

While we provide advisory services through the listing phase, we currently do not offer structured investor relations, market-making, or shareholder engagement services post-listing. This may affect client success in secondary trading.

Investors in this offering will experience immediate and substantial dilution.

The price per share in this offering is substantially higher than the price paid by our founders and early stakeholders. As a result, investors in this offering will experience immediate dilution in the net tangible book value of their investment. In addition, we may issue additional shares in the future through equity compensation, strategic partnerships, or capital raises, which may further dilute existing shareholders and reduce their ownership percentage.

Our actual use of proceeds may differ materially from what is described in this offering circular.

We intend to use the proceeds from this offering as described in the “Use of Proceeds” section. However, our management will have significant discretion over the allocation of funds, and our actual expenditures may vary depending on a number of factors, including changes in business priorities, unforeseen costs, or opportunities not currently contemplated. As a result, investors may not agree with how the proceeds are ultimately used, and such changes could affect our performance or valuation.

The value of our common stock may decrease, and you may lose all or part of your investment.

The market price of our common stock, if a public market develops, may decline below the offering price for a variety of reasons, including our limited revenue and operating history, client setbacks, market volatility, or investor perception. Because we are an early-stage company with an unproven business model, any negative developments—whether specific to our company or broader economic or geopolitical trends—could cause the value of your investment to decrease substantially or become illiquid.

PLAN OF DISTRIBUTION

We are offering up to 18,000,000 shares of our common stock at a fixed price of $1.00 per share in a self-underwritten, no-minimum, best-efforts public offering for gross proceeds of up to $18,000,000. The offering commenced following qualification of the offering statement by the U.S. Securities and Exchange Commission on February 6, 2026. As of the date of this Offering Circular, no shares have been sold in this offering and no proceeds have been received. There is no minimum number of shares that must be sold in this offering, and we may sell only a portion of the shares offered or none at all. The Company will retain any proceeds from shares that are sold.

The shares are being offered and sold directly by our executive officers, Mr. Rahul Malhotra and Mr. Manish Prakash, who do not receive any commissions or other compensation in connection with their participation in this offering. The Company is relying on the safe harbor provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, which permits officers of an issuer to participate in the sale of securities without registering as broker-dealers, provided that certain conditions are met. None of our officers are registered broker-dealers or associated persons of a broker-dealer, and neither officer has participated in selling an offering of securities for any issuer within the past 12 months other than this offering. Our commission-based business development agents do not participate in this offering.

This offering is being conducted on a continuous basis pursuant to Rule 251(d)(3) of Regulation A. The offering will terminate on the earlier of (i) February 6, 2029, which is three years from the date of initial qualification of the offering statement, (ii) the date on which all of the shares offered are sold, or (iii) such earlier date as we may determine in our sole discretion. We reserve the right to terminate the offering at any time prior to the sale of the maximum offering amount.

In accordance with Rule 252(f)(2)(i) of Regulation A, we will file a post-qualification amendment to the offering statement at least every twelve months after the initial qualification date to include updated financial statements and other information, and we will not make sales under this offering at any time when the financial statements included in the offering statement are more than nine months old, or otherwise fail to meet the requirements of Regulation A, until a post-qualification amendment containing current financial statements has been qualified.

To subscribe, investors are required to complete a subscription agreement and deliver it to the Company in accordance with the subscription materials. Payment for shares may be made by wire transfer to the bank account specified in the subscription agreement or by such other methods as may be approved by the Company. The Company reserves the right to reject any subscription, in whole or in part, for any reason. If a subscription is rejected, all funds received from the subscriber will be promptly returned without interest or deduction. No underwriter, placement agent, or broker-dealer is engaged in connection with this offering, and no such party receives any selling commissions or fees. The Company is conducting this offering without an escrow account. Subscription processing, investor verification, and funds handling are facilitated through a third-party platform (KoreConX), which provides subscription execution services in compliance with applicable regulations. Upon clearance of investor funds, the corresponding shares are issued and recorded by the Company through its designated transfer agent once appointed, and funds are transferred directly to the Company’s operating account.

Investors who are not accredited investors are limited to investing no more than 10% of the greater of their annual income or net worth (for natural persons) or 10% of the greater of their annual revenue or net assets at fiscal year end (for non-natural persons), as required by Rule 251(d)(2)(i)(C) of Regulation A. We will rely on each investor’s representation of compliance with this limitation in the subscription agreement.

HOW WE PLAN TO USE PROCEEDS FROM THE SALE OF OUR SHARES

We expect to receive gross proceeds of up to $18,000,000 from the sale of our common stock in this offering, assuming the sale of all 18,000,000 shares at a fixed price of $1.00 per share. As of the date of this Offering Circular, we have not sold any shares and have not received any proceeds from this offering. The allocation of proceeds in the table below is unchanged from the offering circular dated February 6, 2026. The Use of Proceeds as per the table below -

	20% of Shares Sold ($3,600,000)	50% of Shares Sold ($9,000,000)	100% of Shares Sold ($18,000,000)
Client Execution & Onboarding	$1,540,000	$2,670,000	$4,375,000
U.S. Compliance & Infrastructure Development	$528,000	$1,800,000	$2,940,000
Third-Party Professional Services (Legal, Audit, Transfer Agents)	$975,000	$1,462,500	$1,706,250
Technology & Regulatory Workflow Tools	$90,000	$1,350,000	$4,500,000
U.S. Agent & Partner Compensation	$13,000	$195,000	$341,250
India Execution Support (Subsidiary & Admin Coordination)	$48,000	$360,000	$2,100,000
Contingency & Regulatory Reserves	$156,000	$630,000	$1,110,000
General Working Capital & Strategic Flexibility	$250,000	$532,500	$927,500

Based on an offering price of $1.00 per share.

If we raise less than 20% of the maximum offering ($3.6 million), we will allocate the proceeds to compliance with SEC reporting obligations, essential corporate maintenance, and minimal working capital. Under this scenario, we would not be able to establish subsidiaries, hire employees, or implement our expansion strategy, and our operations would be extremely limited.

If we raise between 20% and 50% of the maximum, we will begin limited operations, including preliminary client onboarding, retention of essential third-party vendors, and deployment of initial technology systems. Expansion initiatives, including hiring and subsidiary formation, would be deferred until further capital is available.

If we raise more than 50% of the maximum, we intend to pursue our full plan of operations, including hiring U.S.-based employees, forming an Indian affiliate, expanding client outreach into Southeast Asia and the Middle East, and investing in compliance and workflow technology.

The costs associated with preparing and filing this Offering, including legal, accounting, compliance, and regulatory expenses, have been personally funded by the Company's founding shareholders. These expenses represent a strategic investment in the Company's vision and future by its leadership team. The founders have permanently waived reimbursement of these offering-related costs, and accordingly, these expenses will not be repaid by the Company under any circumstances. The costs of this post-qualification amendment, including the audit consent fee of approximately $5,000 and legal fees of approximately $47,160, are likewise being funded personally by the founding shareholders in equal shares, and reimbursement has been waived. This waiver further demonstrates the commitment of the founders and ensures that their financial contribution directly supports the success of the Offering and the long-term interests of prospective investors.

Accrued officer compensation. Our Chief Executive Officer and Chief Financial Officer are accruing salaries at an annualized rate of $175,000 each under employment agreements effective as of February 6, 2026, and have agreed to defer payment until our liquidity position permits. We do not intend to use any proceeds of this offering to pay compensation accrued through the date of this Offering Circular; accrued amounts are expected to be paid from revenue from client engagements. Officer salaries accruing after the date of this Offering Circular may be paid, in whole or in part, from the “General Working Capital & Strategic Flexibility” allocation if we raise at least 20% of the maximum offering. See “How We Compensate Our Directors and Executive Officers” and “Risk Factors.”

PLAN OF OPERATIONS

We are an early-stage company that generated its first revenue in February 2026. Our ability to execute our full business plan depends substantially on the proceeds raised in this offering. The following outlines our infrastructure currently in place and our anticipated milestones for the twelve months following qualification of this post-qualification amendment, based on different levels of proceeds raised.

Infrastructure in Place

As of the date of this Offering Circular, we have:

● Incorporated in Wyoming and adopted bylaws;

● Established a corporate bank account;

● Entered into an office lease for our executive office in Orlando, Florida, which has been renewed through June 30, 2027 and provides us with mailing, administrative, and limited office facilities;

● Appointed our Chief Executive Officer and Chief Financial Officer; on February 6, 2026 our board approved their compensation terms, which are memorialized in written employment agreements executed October 21, 2026 and effective as of February 6, 2026, under which compensation is being accrued and deferred;

● Engaged an independent auditor to audit our financial statements in accordance with U.S. Generally Accepted Auditing Standards (GAAS), and completed the audit of our financial statements for Fiscal 2026;

● Engaged securities counsel in connection with our offering statement and a third-party platform (KoreConX) for subscription processing in this offering;

● Obtained qualification of our offering statement on February 6, 2026 and commenced our Regulation A offering;

● Filed our first annual report on Form 1-K for Fiscal 2026, as amended; and

● Entered into two client engagements under fixed-fee “Market Research and Business Promotion” agreements, under which we recognized $267,742 of revenue in Fiscal 2026.

We have not hired any employees or engaged long-term professional vendors on a retainer basis. Operational, administrative, and compliance support is provided through independent consultants and contracted service providers, including FAC BPO, primarily in the United States and India. While our infrastructure is limited, we believe it provides a sufficient foundation to continue limited operations and to expand as proceeds are received.

Milestones and Plan of Operations (12 Months Following Qualification of this Amendment)

0–3 Months:

● Maintain compliance with SEC reporting obligations, including our semiannual report on Form 1-SA for the six months ended September 30, 2026.

● Continue business development with prospective clients in India and other emerging markets.

● Finalize engagement of additional compliance vendors, subject to available proceeds.

3–6 Months:

● Expand client onboarding and advisory activities, subject to proceeds raised.

● Engage third-party technology vendors to implement workflow and compliance systems.

● Hire one U.S.-based associate if more than 20% of the maximum proceeds are raised.

6–9 Months:

● Expand staff by one to two employees in the United States.

● Begin formation of an affiliate in India to support client sourcing and coordination.

● Expand revenue-generating activities if more than 50% of the maximum proceeds are raised.

9–12 Months:

● Broaden client outreach to Southeast Asia and the Middle East, contingent on proceeds raised.

● Enhance compliance and workflow systems through third-party technology integrations.

● Expand vendor relationships and professional support network to support a larger client base.

Impact of Proceeds Raised

● Less than 20% of maximum ($3.6 million): Activities would be limited to SEC compliance, corporate maintenance, servicing existing and new client engagements as obtained, and minimal working capital. No hiring, subsidiary formation, or expansion activities would occur.

● 20%–50% of maximum: Limited expansion would begin, including additional client onboarding, retention of essential vendors, and deployment of initial technology tools.

Hiring beyond one associate and subsidiary formation would be deferred until additional capital is available.

● More than 50% of maximum: We intend to pursue our full plan of operations, including hiring employees in the U.S., establishing an Indian affiliate, expanding client outreach into Southeast Asia and the Middle East, and implementing comprehensive compliance and workflow technology.

Liquidity and Capital Resources

As of March 31, 2026, we had cash and cash equivalents of $140,356 and total current liabilities of $74,648, including accrued officer compensation of $52,084. Our revenue to date has come from two engagements and may not recur, and our liquidity for expansion depends substantially on the proceeds of this offering. If we raise less than 20% of the maximum, our activities will be limited and may not extend much beyond maintaining compliance as a reporting company and servicing client engagements as they are obtained. We have no external financing arrangements or credit facilities in place, and there is no assurance that we would be able to obtain additional financing on acceptable terms, if at all. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

DILUTION

You should be aware that the disclosure of dilution information is considered a material investment consideration under the regulations of the U.S. Securities and Exchange Commission, especially for companies like ours that do not currently have a public market for their securities. If and when a public trading market develops and the market begins to set the price for our common stock, dilution disclosures become less relevant to an investment decision and are no longer required by SEC regulations. Although we intend to apply for a trading symbol and, if approved, will seek to foster the development of a secondary market for our common stock, there is no assurance that a trading symbol will be granted. Even if one is obtained, there is no guarantee that an active or sustained public trading market for our shares will ever develop. Therefore, until such a market exists, you should carefully consider the dilutive impact of your investment in our offering.

As of March 31, 2026, the date of our most recent audited balance sheet, our net tangible book value was $65,708, or approximately $0.00066 per share, and we had 100,000,000 shares of common stock outstanding. Net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the number of shares of common stock outstanding. No shares have been sold in this offering since March 31, 2026. The public offering price is $1.00 per share. The table below illustrates the dilution investors will experience based on the percentage of the 18,000,000 shares offered that we are able to sell, before deducting offering expenses.

% of Shares Sold	Total Shares Outstanding	Net Tangible Book Value / Share	Increase / Share to Existing Stockholders	% Owned by Existing Stockholders	Dilution / Share to New Investors	% Owned by New Stockholders
25%	104,500,000	$0.04369	$0.04303	95.7%	$0.956	4.3%
50%	109,000,000	$0.08317	$0.08251	91.7%	$0.917	8.3%
75%	113,500,000	$0.11952	$0.11886	88.1%	$0.880	11.9%
100%	118,000,000	$0.15310	$0.15244	84.7%	$0.847	15.3%

The calculations above exclude approximately $150,000 in offering-related legal, audit, and compliance expenses that were personally funded by the founding shareholders. The founding shareholders have waived reimbursement of these expenses, and accordingly they have not been charged against the Company’s net tangible book value. The costs of this post-qualification amendment, including audit and legal fees of approximately $52,160, are likewise being funded personally by the founding shareholders in equal shares, with reimbursement waived, and are not charged against net tangible book value. Net tangible book value as of March 31, 2026 is stated after deducting accrued officer compensation of $52,084 and other current liabilities of $22,564.

Dilution is the amount which purchasers of the shares would lose, assuming we were to have been liquidated immediately following the sale of the respective percentages of the shares, assuming realization of tangible assets at book value, no costs of liquidation, no recovery on intangible assets, no incurrence of expenses and no outstanding debt.

DESCRIPTION OF OUR BUSINESS

Our Business History and Operations

Financial Agency Group was incorporated in 2024 as a Wyoming corporation. We provide strategic advisory services to non-U.S. companies seeking to access U.S. public markets through pathways such as Regulation A+, Form F-1, and OTC Market listings. Since inception, we have focused on establishing operational frameworks, securing qualified U.S. vendors (including legal counsel, auditors, and transfer agents), and building a milestone-based advisory model tailored to the U.S. regulatory environment. We recognized our first revenue on February 13, 2026, and during Fiscal 2026 we recognized revenue of $267,742 under two fixed-fee client engagements.

We operate a lean, asset-light structure supported by international administrative resources, allowing us to scale efficiently as client engagements grow. Our services include entity structuring, regulatory documentation, vendor coordination, and listing-readiness support.

Clients engage third-party professionals directly, and we do not handle client or investor funds or act as broker-dealers. In select cases, we may receive equity as part of our compensation. Our business model is built on fixed-fee retainers and milestone-driven advisory agreements. As a strategic bridge between emerging market issuers and the U.S. capital markets ecosystem, we aim to simplify the regulatory journey and help qualified companies prepare for public listing in the United States.

Experience and Regulatory Expertise. Financial Agency Group was incorporated in February 2024 and recognized its first revenue in February 2026. While the Company itself has a limited operating history, our management team and promoters collectively bring over 18 years of prior professional experience in U.S. securities regulation, IPO advisory, and compliance with Reg A+ and F-1 processes. This experience was gained in their individual capacities through roles with prior firms, legal practices, and advisory mandates, not through operations of the Company. We believe that this depth of expertise positions us to effectively guide emerging companies in navigating U.S. public listing pathways.

Overview of Our Business

Our clients come to us with ambition—but not always with clarity on how to access U.S. capital markets. That’s where we step in. We specialize in preparing private companies—particularly those from emerging markets—for U.S. public offerings via Regulation A+, Form F-1, and OTC Market pathways. Our advisory model is designed to guide issuers through the legal, regulatory, and operational milestones required to become a publicly reporting company in the United States. We are not a broker-dealer, underwriter, or law firm. Instead, we serve as the strategic backbone behind each offering—ensuring that clients are structurally sound, properly documented, and regulator-ready. Our value lies in our ability to translate cross-border complexity into clear execution. We understand the expectations of U.S. regulators and the unique challenges faced by non-U.S. founders. This dual perspective allows us to create a seamless pathway from intent to listing.

From entity structuring to the coordination of U.S.-based legal counsel, auditors, EDGAR agents, transfer agents, and escrow providers, we manage each step of the listing readiness process—without assuming roles that require registration or legal licensure. We do not sell securities or promote offerings. We design the roadmap, then work alongside our clients to help execute it with precision and regulatory alignment. What also sets us apart is our flexibility. We offer milestone-based advisory structures and, in select cases, accept partial equity compensation to align incentives with client success. We operate using a lean and scalable model, supported by carefully vetted third-party providers who are engaged directly by the client. This preserves independence, improves cost transparency, and maintains service accountability. Client relationships are centrally managed from our U.S. executive office, with process support provided by international coordination teams.

Using secure cloud-based tools and real-time workflow systems, we track documentation progress, regulatory timelines, and vendor deliverables. We help clients avoid common delays and errors by maintaining a proactive, compliance-first posture at every stage. Our role is not just advisory—it’s preventive and protective. We act as a neutral coordinator focused on helping our clients reach the U.S. market prepared, capital-efficient, and structurally sound. A core part of our services also includes facilitating IPO financing, which enables issuers to cover key pre-offering costs such as legal, audit, and regulatory fees—strengthening their position ahead of a public listing.

Milestone Achievements

Since incorporation, we have focused on establishing a compliant and execution-ready advisory platform tailored to the needs of cross-border issuers. Key milestones to date include the incorporation of our U.S. entity in Wyoming, securing and renewing an executive office lease in Florida, adoption of bylaws, establishment of a corporate bank account, the preparation and filing of our offering statement with the SEC and its qualification on February 6, 2026, the filing of our first annual report on Form 1-K, and our first two client engagements, which generated our first revenue in Fiscal 2026. We have engaged securities counsel, an independent auditor, EDGAR filing support, and a subscription-processing platform in connection with our offering, and we have identified additional professional service providers—including PCAOB-registered auditors and transfer agents—that may be engaged by us or our clients as operations progress. We have completed the planning phase for an administrative support subsidiary in India, which is intended to handle operational coordination and non-regulatory functions once formed.

Internally, we have developed client engagement templates, process documentation, and compliance frameworks aligned with Regulation A+, Form F-1, and OTC Market requirements.

Current Operations

As of the date of this Offering Circular, our operations consist of advisory and market research services provided to private companies evaluating or preparing for participation in the U.S. capital markets, business development with prospective clients, and compliance with our obligations as a Tier 2 Regulation A issuer. During Fiscal 2026, we were party to two client engagement agreements, each titled “Market Research and Business Promotion Agreement”: an agreement with Quantum Bridge Consulting-FCZO, effective September 1, 2025, and an agreement with Friction One Brake Technology Co. Ltd., effective January 1, 2026. We recognized revenue of $74,832 and $192,910, respectively, under these engagements upon satisfaction of the related performance obligations, and all amounts billed were collected in full by international wire transfer during Fiscal 2026. Both engagements remained active as of March 31, 2026. We have not entered into any additional client engagement agreements since March 31, 2026. We did not receive any equity compensation from clients and do not hold any equity interests in client companies.

Expansion Plans

We intend to deepen our operational presence in the United States by hiring employees and engaging service providers to support client onboarding and compliance once sufficient proceeds are available. In India, we plan to establish an affiliate that will provide administrative and operational support. Southeast Asia and the Middle East are target regions for future client acquisition, although no operations are currently being conducted in these markets. These initiatives are contingent upon raising more than 50% of the maximum offering proceeds. Associated costs would primarily include staffing, office facilities, subsidiary formation, and vendor engagement. No commitments or expenditures for these initiatives have been made to date.

Secure Cloud-Based Tools and Workflow Systems

We currently utilize secure cloud-based platforms to manage client projects, maintain compliance documentation, and coordinate workflows with our U.S. and India-based vendors. These tools allow us to centralize project files, monitor timelines for client regulatory filings, and securely communicate with attorneys, auditors, and transfer agents. At present, we rely on commercially available third-party providers under subscription agreements, such as data room services, workflow trackers, and customer relationship management (CRM) systems. We do not maintain any proprietary or custom-built technology at this stage, nor do we have exclusive arrangements with any provider. As our operations expand, we may invest in further customization or development of technology solutions to better support cross-border client needs.

Client Engagements and Pipeline

Our two client engagements to date were fixed-fee engagements for market research, market-entry analysis, and business promotion support in the United States for companies evaluating participation in the U.S. capital markets. These engagements did not involve investor solicitation, the handling of investor funds, or the marketing of any securities.

Beyond these engagements, we are in informal, non-binding conversations with private companies, primarily in India and the surrounding region, that are evaluating potential U.S. listings, including Regulation A+ and F-1 offerings. These discussions are part of our ordinary business development efforts and do not involve investor solicitation or the marketing of our securities. We have not conducted any “Testing the Waters” activities under Rule 255 of Regulation A on behalf of any client. Because no additional mandates currently exist, investors should not assume that any specific engagement or revenue stream will materialize from these discussions. The timing, structure, and likelihood of potential mandates remain uncertain and depend on multiple external factors, including market conditions, regulatory approvals, and the financial readiness of the prospective clients. We expect that our revenue will remain concentrated among a limited number of clients until our client base diversifies, which could result in volatility in our financial performance.

Licensing and Regulatory Considerations
As of the date of this Offering Circular, our advisory business model does not require us to obtain immediate licenses in either the United States or India.

United States: Our activities are limited to providing strategic, market research, and compliance advisory services to companies evaluating U.S. public listings. In providing those services, we do not solicit investors, handle client funds or securities, or earn transaction-based compensation tied to securities sales. Each of these activities would typically require broker-dealer or investment adviser registration. Because we do not engage in such activities for clients, we do not believe SEC or FINRA registration is presently required. The only securities our officers offer or sell are our own shares in this offering, which they do in reliance on Rule 3a4-1 under the Exchange Act.

India: Our Indian operations are focused on advisory support for companies considering overseas listings. We do not provide securities recommendations to investors or intermediate domestic capital raising. Under SEBI regulations, licensing as an investment adviser or merchant banker is generally required when advising investors or managing fundraising transactions within India. Because our activities are limited to corporate issuers and cross-border structuring, we do not believe immediate SEBI registration applies.

Ongoing Compliance: We recognize that regulatory interpretations may evolve, and licensing requirements may apply if we expand our business model. We intend to monitor relevant rules and obtain all registrations required before engaging in activities that would trigger licensing obligations.

Office Space

On July 1, 2025, we entered into an office lease agreement for our executive office at 255 S Orange Avenue, Suite 104 #1261, Orlando, Florida 32801. The lease had an initial term of twelve (12) months and has been renewed for an additional one-year term expiring June 30, 2027. Rent is payable on a quarterly basis at a rate of $4,500 per quarter (approximately $1,500 per month), as reflected in our audited financial statements for Fiscal 2026; our offering circular dated February 6, 2026 misstated the rent as $3,750 per quarter. The agreement covers office space used primarily for administrative and executive functions.

Competitive Differentiation

We operate as an independent advisory firm—unlike underwriters, broker-dealers, or bundled compliance platforms. Our approach is distinguished by:

● No securities solicitation, distribution, or fundraising activity

● A fixed-fee, milestone-based model with optional equity alignment

● Cross-border structuring expertise supported by jurisdictional compliance awareness

● Dedicated onboarding and vendor coordination support

● A neutral, unconflicted position with all legal, audit, and compliance firms engaged directly by the client

This framework allows us to deliver targeted support without duplicating or replacing the roles of regulated professionals.

Commission-Based Business Development Agents

We engage two independent, commission-based agents located in the United States to support our client acquisition and business development efforts. These agents are not registered broker-dealers and do not engage in the solicitation, sale, or promotion of securities. Their role is limited to sourcing private companies that may benefit from our advisory services related to accessing U.S. public markets. These agents are compensated solely for successful introductions that lead to executed advisory mandates with the company. They do not receive compensation tied to the amount of capital raised, the sale of any securities, or investor subscriptions. Instead, they receive a fixed commission based on a percentage of the advisory fees we receive from the client. These commissions typically range from 10% to 20% of the cash-based advisory fees collected, depending on the complexity and scope of the engagement. Payment to these agents is made in one or more tranches, typically following (i) execution of a formal engagement agreement with the client and (ii) receipt of corresponding milestone-based advisory fees by the company. The agents are not paid upfront, and they do not receive any compensation unless the client formally engages our services and we collect advisory revenue. We do not compensate them in equity, and they do not have access to client funds, offering proceeds, or investor information. All agent activity is supervised to ensure full alignment with U.S. securities regulations.

Our commission-based agents do not solicit, market, or sell securities to investors. They operate solely in a business development capacity—identifying and referring potential issuer clients to the Company. These agents do not participate in preparing offering materials, investor presentations, or handle any aspect of the subscription process. We have reviewed their activities to ensure they remain within the safe harbor provided under SEC Rule 3a4-1. Each agent has executed a written acknowledgment affirming that they:

● Are not and have never been registered broker-dealers or associated persons of a broker-dealer;

● Do not receive transaction-based compensation tied to securities sales;

● Do not engage in securities recommendations or investor communications;

● Limit their involvement to non-transactional business development; and

● Are supervised by the Company to ensure ongoing compliance with these restrictions.

The terms under which these agents are engaged, including their roles, limitations, and compensation structure, are set forth in the Commission-Based Agent Agreement filed as Exhibit 1A-6.1 to the offering statement of which this Offering Circular forms a part.

Our Code of Values

Our work is grounded in a commitment to trust, transparency, and responsibility. As a cross-border advisory firm operating within the U.S. regulatory framework and serving global clients, we recognize that our credibility depends not only on technical proficiency, but also on the ethical standards we uphold in every engagement. These values form the foundation of our client relationships, internal decision-making, and long-term vision.

Integrity First
We operate with honesty and clarity in all our communications. We disclose our role, limitations, and compensation terms openly to clients and partners. We do not accept undisclosed commissions, referral fees, or kickbacks, and maintain full transparency in all vendor relationships.

Compliance Without Compromise
We respect and adhere to the regulatory frameworks of every jurisdiction relevant to our operations and those of our clients. While we are not broker-dealers, law firms, or underwriters, we are committed to full alignment with applicable securities laws, including those governed by the U.S. Securities and Exchange Commission (SEC) and the Financial Industry Regulatory Authority (FINRA). We never advise or support strategies that compromise legal or regulatory integrity.

Independence and Objectivity
Our advisory services are grounded in fact, merit, and regulatory discipline—not incentives or short-term outcomes. We operate as independent advisors and do not market, sell, or distribute securities. We decline engagements that conflict with our mission, our role, or the regulatory posture we maintain.

Client Empowerment
We believe that informed clients make stronger issuers. We work to demystify the U.S. regulatory environment, equipping clients with the knowledge and tools to make sound decisions at every step of their listing journey. We aim to turn compliance into a competitive advantage, not an administrative burden.

Stewardship and Accountability
We view every client engagement as a long-term relationship, even when our role is limited to the pre-offering or listing phase. We take full responsibility for the quality of our work and hold ourselves to high standards of diligence, responsiveness, and confidentiality.

Respect for Global and Cultural Diversity
Our team collaborates with clients and professionals from diverse cultural, legal, and business environments. We recognize the importance of context, adapt our communication style to suit varied audiences, and foster an inclusive mindset in every engagement.

Our Services

We offer a suite of services designed to meet the diverse needs of companies preparing for U.S. listings, particularly through Regulation A+, Regulation D, and F-1 (foreign issuer) offerings. Our services are advisory in nature and structured to ensure transparency, regulatory compliance, and seamless execution across multiple stakeholders.

Our Key Service Areas Include:

IPO Advisory Services

● End-to-end strategic guidance on U.S. public offerings, including Regulation A+, traditional S-1 IPOs, and F-1 filings for foreign issuers.
Development of offering structures tailored to each client’s regulatory readiness, investor profile, and long-term capital goals.

● Coordination with U.S.-based legal counsel, PCAOB-registered auditors, transfer agents, EDGAR filing agents, and other third-party intermediaries.

IPO Financing Solutions

● Facilitation of pre-IPO bridge funding to support legal, audit, regulatory, and operational readiness.

● Strategic introductions to institutional and private investors interested in IPO-aligned capital participation.

● Structuring of special purpose vehicles (SPVs) or direct financing arrangements to support working capital or execution milestones.

● All financing facilitation is non-brokered and offered solely as part of advisory engagements, not as a principal business activity.

Regulatory Documentation Support

● Assistance in preparing investor-facing documents such as Offering Circulars, Form 1-A filings, Form D notices, and investor presentations.

● Support in drafting financial models, capitalization tables, and use-of-proceeds narratives that meet SEC disclosure standards.

Testing the Waters (TTW) & Market Readiness

● Guidance on conducting “Testing the Waters” campaigns in compliance with SEC regulations to evaluate investor interest pre-launch.

● Strategic input on messaging, branding alignment, and investor targeting during the early-stage outreach phase.

Cross-Border Structuring

● Advisory on U.S. entity formation and jurisdictional planning (e.g., Florida, Delaware) to meet regulatory and tax considerations.

● Assistance with shareholder agreements, international capital flow compliance, and alignment with SEC exemption frameworks.

● Support for clients with management or operations in foreign jurisdictions, ensuring compliance with both U.S. and local laws.

Listing and Post-Listing Coordination

● Coordination with OTC Markets, NASDAQ, or NYSE (where applicable), including guidance on eligibility and process steps.

● Assistance with appointing market makers, registered transfer agents, and compliance service providers for post-offering requirements.

● Advisory support for ongoing investor communications, periodic disclosures, and audit continuity following the offering.

Our Client Onboarding Process

We follow a structured and compliance-oriented onboarding process to ensure that each client is well-positioned for a successful U.S. listing.

Our goal is to assess the client’s readiness, define a clear capital markets strategy, and provide seamless coordination with key service providers throughout the offering lifecycle.

Stages of Onboarding

Initial Consultation and Eligibility Assessment

We begin with a detailed consultation to understand the client’s business model, corporate structure, financial history, and capital-raising goals. We assess whether the company meets the regulatory and practical requirements for a U.S. public offering, including incorporation, financial audits, and shareholder structure.

Corporate Structuring and Documentation Review

If the client is not yet incorporated in the U.S., we guide them through forming a compliant corporate entity, typically in states such as Wyoming or Delaware. For clients already incorporated, we review existing governance documents, capitalization tables, shareholder agreements, and other foundational records to identify any gaps.

Engagement Agreement and Scope Definition

Upon mutual agreement to proceed, we enter into a formal engagement agreement outlining the scope of services, key deliverables, milestones, and timelines. This agreement also defines the roles of other independent professionals such as legal counsel, auditors, EDGAR agents, and transfer agents.

Due Diligence and Planning

We conduct a focused internal due diligence exercise to prepare a detailed plan of execution for the offering. This includes mapping out audit timelines, legal documentation workflows, Form 1-A preparation, and investor readiness strategies, including Testing the Waters (TTW) where applicable.

Team Assembly and Coordination

We help the client appoint and coordinate with experienced third-party professionals including:

● U.S. legal counsel for the offering

● Independent auditors (for Tier 2 filings)

● EDGAR filing agents

● Transfer agents and escrow service providers

● Broker-dealers, if applicable

We ensure that all professionals work in sync to meet regulatory timelines and ensure high-quality disclosures.

Regulatory Drafting and Review

With the client and legal team, we assist in preparing the offering materials, including the Form 1-A, investor presentations, and supporting documentation. We also help the client respond to SEC comment letters, if issued, and update the offering materials accordingly.

Pre-Launch Readiness and Filing

Before filing, we review all documents for completeness, accuracy, and regulatory consistency. Once the Form 1-A is filed, we track the SEC review process, coordinate required amendments, and support the client in achieving qualification.

Our Approach to IPO Financing

IPO financing refers to the provision of capital to a company to help it prepare for and complete an initial public offering. For our clients, we structure financing in the following manner:

● Pre-IPO Bridge Funding:
We aim to provide short-term capital that covers expenses such as legal, accounting, audit, regulatory filings, and listing fees. This funding is typically provided against future equity or post-IPO proceeds, basically the success fee, helping the client preserve internal liquidity during the transition to a public entity.

● Working Capital Support:
Many companies preparing for a public offering require enhanced liquidity to stabilize operations and demonstrate growth momentum. We help our clients secure working capital through debt, convertible instruments, or strategic investors aligned with the IPO timeline.

● Equity Financing Through Special Purpose Vehicles (SPVs):
In some cases, we may structure dedicated SPVs or funds that participate in the client's pre-IPO round; we have not established any such SPV or fund to date. These entities invest with the objective of achieving a liquidity event post-IPO and may include a mix of domestic and offshore investors.

● Investor Packaging and Introductions:
Beyond the capital itself, we prepare investor decks, financial models, and offer documentation to present the company’s value proposition in the most compelling manner. We also introduce our clients to strategic and institutional investors interested in   IPO-aligned opportunities.

● Performance-Based Structuring:
We tailor IPO financing structures to align with milestone-based triggers—such as SEC qualification, exchange acceptance, or funding thresholds—so that clients receive capital progressively, while ensuring risk-adjusted participation for investors.

Our Role

While we do not act as a broker-dealer or underwriter, we work closely with U.S. law firms, accounting firms, FINRA-registered broker-dealers, and transfer agents to ensure compliance and seamless execution.

Our Compensation Model

We generate revenue through a hybrid compensation structure comprising both cash fees and equity participation from the clients we advise. This model is designed to align our interests with those of our clients while maintaining regulatory neutrality and independence throughout the offering process. Fees are customized based on engagement scope, project timeline, and client needs. No two clients are charged identically.

Cash Fees

We charge fixed cash fees to our clients for advisory services rendered during various phases of a U.S. capital raise, including:

● IPO readiness assessments

● Structuring support

● SEC documentation assistance

● Intermediary coordination

● Post-offering support

These fees may be paid upfront or in milestones and are not contingent on the amount of capital raised.

Equity Compensation

In select cases, we accept a minority equity position in our client companies as a form of compensation. This may take the form of common stock, restricted shares, or advisory shares, issued as part of the client’s capitalization plan. The equity allocation reflects the long-term strategic value we contribute, especially when working with early-stage companies with limited liquidity.

We do not request voting rights, board representation, or control rights in any client. We also do not become a beneficial owner of the issuer under SEC Rule 13d-3, as we ensure that:

● We remain below the 5% ownership threshold,

● All shares are issued without special preferences,

● We do not participate in management or governance decisions of the issuer.

As a best practice, our equity compensation is typically structured to remain within 2% to 4% of the post-offering capitalization of the client, depending on the scope and complexity of services provided. Our equity interests are passive and are received in exchange for non-transactional advisory services, i.e. professional services provided to a company that are not directly tied to the act of selling or placing securities — i.e., not involving brokerage or underwriting activity. All compensation terms are disclosed to the client and, where applicable, disclosed in their offering statements in compliance with SEC and FINRA guidelines.

Independence From the Offering Process

While we support our clients in preparing for a public offering through strategic guidance, documentation assistance, and coordination with third-party service providers, we do not act as an underwriter, placement agent, broker-dealer, or selling agent for any securities offered by our clients. We do not receive from any client compensation that is contingent on the sale of securities, nor do we handle or process investor funds, subscription agreements, or share allocations for any client offering. Those activities—including investor onboarding, fund collection, investor verification, and share issuance—are managed by independent, qualified third-party service providers engaged by the client, such as SEC-registered transfer agents, broker-dealers, and escrow agents, in compliance with applicable securities laws.

We do not solicit investors, guarantee the success of any offering, or provide investment advice to any party in connection with any client’s securities.

Our role is limited to administrative and consultative support prior to the client’s offering; once a client’s offering is live, we maintain a neutral position and do not interfere in pricing, marketing, investor selection, or allocation decisions. We believe this separation of roles is essential to preserving the integrity of the offering process and to ensuring compliance with applicable securities laws. The only securities our officers offer or sell are our own shares in this offering, which they do directly in reliance on Rule 3a4-1 under the Exchange Act, without commissions, as described under “Plan of Distribution.”

Licensing, Environmental, Health and Safety

We do not operate in an industry that requires occupational, environmental, or health and safety permits. As a corporate advisory firm, we are not subject to federal, state, or local environmental regulations applicable to manufacturing, physical facilities, or hazardous materials. We do not provide legal, audit, or broker-dealer services, and are therefore not required to be registered with the U.S. Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any state securities authority. We do not hold financial, securities, or investment licenses, nor are we required to do so under our current business model. Instead, we coordinate with independently contracted, appropriately licensed professionals—such as U.S.-based attorneys, PCAOB-registered auditors, transfer agents, and escrow service providers—who are engaged directly by our clients to deliver regulated services. We comply with all applicable U.S. corporate and tax regulations, including business registration and annual reporting requirements in the State of Florida. Where international coordination is involved, we ensure adherence to relevant local laws, including those related to labor, data privacy, and communications. We monitor changes in applicable U.S. and international regulatory frameworks that could impact our clients or services and adjust our internal practices to remain fully compliant.

Strategic Expansion in the United States

As part of our long-term vision, we intend to deepen our presence and operational footprint within the United States by supporting high-growth, founder-led companies—particularly those led by immigrant or international entrepreneurs building scalable businesses in the U.S. market.

A key segment within this focus includes Indian-origin founders, who have consistently contributed to innovation, job creation, and value generation across sectors such as technology, healthcare, manufacturing, and consumer products. Our objective is to identify and advise the U.S.-based founders with global roots—especially those with strong growth trajectories and U.S. operations—who may benefit from structured IPO pathways, institutional-grade advisory support, and post-offering compliance infrastructure. We aim to position ourselves as a trusted capital markets partner for these founders, helping them navigate regulatory complexity and unlock broader access to growth capital. We view this initiative as more than just geographic expansion; it is a strategic effort to bridge ecosystems—connecting underrepresented entrepreneurial talent with the U.S. public market system. By enabling founders to access transparent capital formation tools and compliant market entry solutions, we support both economic opportunity and regulatory alignment. Our goal is to help ensure that high-potential businesses are not limited by geography, jurisdiction, or access to financial infrastructure.

Long-Term Strategy

Our long-term strategy is centered on building a leading cross-border advisory platform that helps high-potential private companies from emerging markets access the U.S. public capital markets. While India remains a key early-growth region for us due to the scale and ambition of its private sector, our broader vision is global. We aim to become a trusted partner to international founders seeking a transparent, efficient, and compliant pathway to raise capital and engage with U.S. investors.

Build a Scalable Cross-Border Advisory Platform

We are developing a modular, repeatable service model that allows us to efficiently onboard and guide multiple clients through U.S. listing options, including Regulation A+, Form F-1, and OTC Market quotations. This includes refining compliance workflows, strengthening onboarding infrastructure, and maintaining strategic relationships with top-tier U.S. legal, audit, and platform providers.

Strengthen Execution Through Technology and Workflow Tools

As we grow, we plan to invest in internal systems that enable secure document sharing, progress tracking, milestone monitoring, and client reporting. Our goal is to deliver a seamless execution experience that reduces friction, increases visibility, and allows clients to navigate U.S. regulatory processes with confidence.

Expand Our Global Client Pipeline and Market Visibility

We will continue to build our presence in key growth regions—such as India, Southeast Asia, and the Middle East—through direct outreach, ecosystem partnerships, and thought leadership. By educating founders on U.S. listing frameworks and regulatory requirements, we aim to position the Financial Agency Group as a go-to advisory platform for international companies considering cross-border capital access.

Institutionalize Our Vendor Ecosystem

We intend to deepen and formalize partnerships with experienced U.S.-based legal counsel, PCAOB-registered auditors, transfer agents, compliance consultants, and listing platforms. Over time, we aim to implement service-level agreements and negotiated pricing models that improve execution consistency and cost transparency for our clients.

Expand Revenue Sources Through Value-Added Services

In addition to milestone-based retainers and optional equity compensation, we may introduce complementary service lines tailored to the needs of listed companies. These may include post-offering support such as voluntary OTC disclosures, investor relations strategy, or coordination of ongoing compliance—without acting as a broker-dealer or IR firm.

Build a Compliant, Durable Advisory Brand

We are committed to maintaining independence from securities promotion and distribution. We do not solicit investors, manage funds, or participate in transactional brokerage activity. By operating strictly within the scope of unregulated advisory services, we aim to build a trusted brand known for integrity, regulatory alignment, and execution quality.

Our long-term reputation will be measured not only by the volume of listings we support, but by the post-offering success and durability of the companies we advise.

Role in Cross-Border Access to U.S. Capital Markets

The Company aims to provide operational and compliance support to international founders—particularly those from emerging or underrepresented markets—seeking to access the U.S. public capital markets. By offering guidance aligned with applicable regulatory standards, the Company seeks to facilitate cross-border readiness and improve transparency for companies navigating the U.S. listing process.

Employees

As of the date of this offering circular, our only employees are our two executive officers, who are party to employment agreements providing for base compensation at an annualized rate of $175,000 each, which is being accrued but not paid; see “How We Compensate Our Directors and Executive Officers.” All operational, administrative, and compliance support is currently provided through independent consultants and contracted service providers engaged on a contractual basis, primarily in the United States (Florida) and India, including FAC BPO, a company controlled by our Chief Financial Officer. We also engage two independent, commission-based business development agents located in the United States to support client acquisition; these agents are not registered broker-dealers, do not solicit investors, and do not participate in this offering. No commission expense was incurred in Fiscal 2026.

Subject to the level of proceeds raised in this offering, we intend to hire 2–3 full-time employees in the United States within 12 months following qualification of this amendment. These employees would primarily support compliance, client coordination, and administrative functions. Depending on growth, we may also engage part-time or contractual personnel in India to provide back-office and client support services.

Recruiting and Training

As of the date of this offering circular, we do not maintain a traditional salaried workforce. Instead, we engage qualified professionals on a contractual, milestone-based, or equity-aligned basis depending on the nature of the work and the stage of client engagement. This model enables us to align human capital with project-specific needs while maintaining operational flexibility and cost efficiency. Our recruiting efforts focus on professionals with experience in U.S. securities regulations, cross-border advisory, legal documentation, and regulatory compliance—particularly those familiar with Regulation A+, Form F-1, and OTC Markets processes. We prioritize individuals and firms with a demonstrated understanding of both international business dynamics and the expectations of U.S. capital markets. As our operations scale and our revenue grows, we plan to gradually build a dedicated in-house team to support core functions such as client onboarding, documentation management, compliance oversight, and engagement delivery.

Initial hires may be based in either the United States or internationally, depending on function and coverage needs. Over time, we intend to expand our U.S.-based workforce to further strengthen regulatory alignment, client responsiveness, and execution quality. We are committed to developing a compliance-first team culture.

All new contributors—whether employees, consultants, or partner firms—are oriented on our advisory model, regulatory boundaries (e.g., restrictions on solicitation or transactional roles), confidentiality obligations, and workflow protocols. Training is delivered through internal documentation, live onboarding sessions, and periodic updates that reflect changes in U.S. regulations or client needs. This structure allows us to maintain high standards of execution while remaining adaptive to evolving regulatory and market conditions.

Market Demand and Activity Cycles

Our operations are driven by client demand for U.S. listings and the regulatory submission windows of offerings, not by seasonal or cyclical factors. While global market conditions or fiscal periods may influence client behavior, we do not anticipate recurring seasonal patterns affecting our business in a material way.

Competition

We operate in a competitive environment comprised of several categories of firms:

● Large global investment banks and broker-dealers, which may offer end-to-end underwriting, advisory, and distribution services. These firms generally serve larger issuers and charge significant fees, which may make them less accessible to smaller or early-stage companies.

● Specialized boutique advisory firms that focus on Regulation A+, cross-border IPOs, or OTC market entry. These firms offer services most similar to ours, though their scale,   client base, and geographic focus may differ.

● Consulting and compliance support firms, which provide regulatory and administrative support for companies pursuing U.S. listings.

Unlike larger underwriters, we are structured as a development-stage advisory firm with a niche focus on helping international companies, particularly those in India and other emerging markets, access U.S. capital markets under Regulation A+ and F-1 frameworks. Our positioning emphasizes cost-effective advisory and compliance support, rather than securities underwriting or distribution.

We therefore consider our competition to fall within these categories, rather than identifying specific named firms.

Planned Indian Subsidiary

As part of our long-term growth and operational strategy, we plan to establish a wholly owned subsidiary in India to support administrative coordination, client engagement, and cross-border execution for our global operations. This subsidiary will function as an internal support and delivery center, allowing us to enhance time-zone coverage, improve documentation workflows, and increase cost efficiency as we scale. The Indian subsidiary will not be involved in regulated U.S. securities advisory activities and will not engage in the solicitation or distribution of securities. All regulatory filings, offering documentation, and client-facing deliverables will continue to be developed, reviewed, and managed under the direct oversight of Financial Agency Group, our U.S. parent company based in Florida. The subsidiary will be staffed by non-client-facing professionals focused on supporting internal project coordination, document tracking, and client onboarding logistics.

It will operate in full compliance with applicable Indian laws and regulations, including those related to foreign ownership, exchange controls, and professional services. We believe that establishing a localized operations hub in India will enable us to better support our international client base—particularly issuers with administrative functions or operational ties to the region—while maintaining full U.S. control over advisory, legal, and compliance functions. We are currently in the planning and compliance phase of this initiative and expect to complete the subsidiary registration following the successful closing of this offering, subject to applicable approvals and readiness milestones.

Salary

Prior to February 6, 2026, our executive officers served without compensation. On February 6, 2026, following qualification of our offering statement, our board of directors approved compensation for each of our Chief Executive Officer and Chief Financial Officer at an annualized rate of $175,000. Those terms are memorialized in written employment agreements executed on October 21, 2026, effective as of February 6, 2026. Because we have not yet raised proceeds in this offering, our officers have agreed to accrue and defer payment of their compensation until our liquidity position permits payment. As of March 31, 2026, $52,084 of such compensation had accrued and was unpaid ($26,042 for each officer), and compensation continues to accrue. We do not intend to use proceeds of this offering to pay compensation accrued through the date of this Offering Circular. See “How We Compensate Our Directors and Executive Officers” and “Risk Factors.”

Advertising and Marketing

We currently rely on direct outreach, professional networking, and referral relationships to generate client interest. Our marketing strategy emphasizes reputation-building through thought leadership, educational content, and strategic partnerships, rather than through paid media or mass-market advertising. We do not engage in public solicitation or promotional activity related to securities offerings. As we grow, we intend to expand our presence through curated digital campaigns, webinars, and founder-focused events that target high-potential companies in emerging markets—including India, Southeast Asia, and the Middle East—who are exploring U.S. public listing pathways. We also plan to strengthen our visibility through industry publications, regulatory insights, and educational programming designed to clarify the U.S. capital markets process for non-U.S. issuers. All marketing and outreach efforts will remain strictly within the bounds of permitted advisory activities and will not involve the promotion or distribution of securities. Our goal is to build long-term trust with prospective clients by demonstrating regulatory clarity, execution expertise, and a commitment to compliance-first engagement.

Our Property

Our principal executive office and principal place of business is located at 255 S. Orange Avenue, Suite 104 #1261, Orlando, Florida 32801. This office is where our Chief Executive Officer and Chief Financial Officer direct, control, and coordinate the Company's business operations. Our executive officers travel periodically to India for client meetings.

We also maintain an administrative support office in New Delhi, India. This office does not house any executive officers or employees. It is used solely for limited administrative functions and logistical support through third-party consultants.

Market Opportunity

We believe there is a significant and growing opportunity to support emerging-market private companies in accessing the U.S. public capital markets. As global capital flows become more democratized, an increasing number of founder-led businesses—particularly from high-growth regions such as India, Southeast Asia, and the Middle East—are seeking cost-effective and compliant alternatives to traditional IPOs. India, in particular, represents one of the world's most active startup and SME ecosystems, with over 100,000 startups and more than 90 tech unicorns. According to data from Tracxn and Bain & Company, more than $36 billion was invested in Indian startups in 2021 alone. A growing segment of these companies is reaching maturity and evaluating global capital access to fuel their next phase of growth. While domestic markets in India have expanded, many companies recognize the advantages of listing in the United States—including access to a broader investor base, enhanced global credibility, and potential for higher valuations.

At the same time, U.S. capital markets have become more accessible to non-U.S. issuers through frameworks such as Regulation A+, Form F-1, and OTC Markets listings. These options offer a viable path to becoming publicly reporting companies without the complexity or expense of a traditional underwritten IPO. However, navigating this cross-border process involves intricate legal, regulatory, and operational hurdles—particularly around SEC filings, corporate structuring, and disclosure standards. Most emerging-market companies lack in-house expertise on U.S. regulatory frameworks, which creates a clear need for specialized, compliance-first advisory firms that understand both the local business context and U.S. securities law. Financial Agency Group is positioned to fill this gap by offering non-intermediated, execution- focused guidance through every phase of the listing journey. Our lean delivery model, independence from underwriting, and ability to coordinate with top-tier U.S. legal, audit, and compliance professionals allow us to deliver tailored support to clients at scale.

While India continues to be a key entry market, our model is designed to serve a broader international client base. We estimate that the total advisory market for non-U.S. issuers seeking to access U.S. public markets—across legal, audit, documentation, and platform services—could exceed several hundred million dollars over the next five years. As global awareness of U.S. listing pathways continues to grow, we believe demand for culturally aligned, regulatorily grounded advisory services will increase significantly. Our long-term vision is to become the trusted bridge between emerging-market entrepreneurship and U.S. capital markets—helping clients navigate regulatory complexity with clarity, confidence, and compliance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and related notes for the fiscal year ended March 31, 2026 (“Fiscal 2026”) and for the period from February 14, 2024 (inception) through March 31, 2025 (the “Prior Period”), included elsewhere in this Offering Circular. This discussion contains forward-looking statements that involve risks and uncertainties; our actual results may differ materially from those anticipated.

Overview and Business Stage

We are an early-stage corporate advisory firm incorporated in the State of Wyoming in 2024, with our principal executive office located in Florida.

Our business model is focused on providing strategic advisory services to private companies—particularly those from emerging and underserved markets—seeking to access U.S. public capital through Regulation A+, Form F-1, or OTC Markets pathways. While India represents a key initial market due to the size and maturity of its private business sector, our long-term vision includes supporting international issuers from a variety of regions seeking efficient, compliant entry into U.S. markets.

On February 6, 2026, our offering statement on Form 1-A was qualified by the SEC, and we commenced our Regulation A offering on the same date. From April 1, 2025 through early February 2026, our activities were focused on lease arrangements, vendor identification, client business development, and the preparation and qualification of our offering statement; we recognized no revenue during those months. We commenced revenue recognition under our client engagements on February 13, 2026, and all Fiscal 2026 revenue was recognized between February 13, 2026 and March 31, 2026.

Fiscal Year-End

We have adopted March 31 as our fiscal year-end. The audited financial statements included in this Offering Circular cover Fiscal 2026 and the Prior Period.

Key Factors Affecting Our Results

Our results of operations during Fiscal 2026 reflect: (i) the qualification of our offering statement on February 6, 2026 and the commencement of revenue recognition under our client engagements on February 13, 2026; (ii) the recognition of $267,742 in fees from two client engagements; (iii) ramp-up costs associated with engaging professional vendors, including legal counsel, outside consultants, the independent auditor, and EDGAR filing agents; (iv) accrued (but unpaid) executive compensation for our Chief Executive Officer and Chief Financial Officer for the post-qualification portion of the fiscal year; and (v) nine months of office rent under the lease that commenced July 1, 2025.

Results of Operations — Fiscal 2026 Compared to the Prior Period

The following table summarizes our results of operations for Fiscal 2026 and the Prior Period:

	Year Ended March 31, 2026	Period from February 14, 2024 (Inception) to March 31, 2025
Revenue	$ 267,742	$ —
Operating expenses:
Legal and professional fees	87,463	—
Consulting and outsourced services	40,219	—
Officer compensation (accrued)	52,084	—
Commission expense	—	—
Audit fees	27,850	—
Travel	18,652	—
Marketing and business development	1,287	—
Filing, EDGAR and transfer agent fees	14,829	—
General and administrative	4,116	—
Technology and subscriptions	2,500	—
Office rent	13,500	—
Total operating expenses	262,500	—
Income from operations	5,242	—
Income before income taxes	5,242	—
Provision for income taxes	(1,101)	—
Net income	$ 4,141	$ —

Revenue

Revenue for Fiscal 2026 was $267,742, compared to $0 in the Prior Period. Fiscal 2026 revenue consisted entirely of fees recognized under two fixed-fee engagement agreements, each titled “Market Research and Business Promotion Agreement”: $74,832 under our engagement with Quantum Bridge Consulting-FCZO (effective September 1, 2025) and $192,910 under our engagement with Friction One Brake Technology Co. Ltd. (effective January 1, 2026). We recognized revenue in accordance with ASC 606, Revenue from Contracts with Customers, based on the satisfaction of the performance obligations identified in each engagement agreement; revenue recognition under these engagements commenced on February 13, 2026, and no revenue was recognized prior to that date. All amounts billed were collected in full by international wire transfer (SWIFT) between February 14, 2026 and March 27, 2026, and no receivables were outstanding as of March 31, 2026.

No revenue was attributable to equity compensation received from clients, and we held no equity interests in client companies as of March 31, 2026. Revenue is concentrated: our engagement with Friction One Brake Technology Co. Ltd. accounted for approximately 72% of Fiscal 2026 revenue, and our engagement with Quantum Bridge Consulting-FCZO accounted for approximately 28%.

Operating Expenses

Total operating expenses for Fiscal 2026 were $262,500, compared to $0 in the Prior Period. The principal components were:

● Legal and professional fees of $87,463, comprising securities counsel fees, corporate legal services, and professional advisory costs related to post-qualification compliance and the initial client engagements.

● Consulting and outsourced services of $40,219, representing fees paid to independent consultants in the United States and India supporting client delivery, regulatory documentation, and administrative functions.

Of this amount, $39,810 was paid to Financial Agency Consultants BPO Pvt. Ltd., an India-based entity controlled by our Chief Financial Officer, under the Services Agreement effective as of July 15, 2025 (recorded in signed form on October 21, 2026) described under “Interest of Management and Others in Certain Transactions.” See also Note 6 to the financial statements.

● Officer compensation of $52,084, representing compensation accrued (but not paid) for our Chief Executive Officer and Chief Financial Officer for the period from February 6, 2026 through March 31, 2026, at the annualized rate of $175,000 ($14,583 per month) per officer, comprising a pro-rata accrual for 22 days of February 2026 and a full accrual for March 2026 ($26,042 for each officer). Prior to February 6, 2026, our officers served without compensation. No cash compensation was paid to either officer during Fiscal 2026; the full amount remained accrued and unpaid as of March 31, 2026.

● Audit fees of $27,850 incurred for audit and review services of our independent auditor.

● Travel expenses of $18,652 for client meetings and business development, principally in India.

● Marketing and business development expenses of $1,287 related to brand development, web presence, and client outreach materials.

● Filing, EDGAR, and transfer agent fees of $14,829 in connection with SEC filings, EDGAR filing services, and transfer agent setup.

● General and administrative expenses of $4,116, including bank charges, insurance, state registration and annual report fees, communications, and other office expenses incurred throughout the fiscal year.

● Technology and subscription expenses of $2,500 for cloud-based workflow tools, document management, and CRM platforms.

● Office rent of $13,500, representing three quarterly rent payments of $4,500 each under our office lease in Orlando, Florida, which commenced July 1, 2025.

No commission expense was incurred during Fiscal 2026 in respect of the client engagements that generated revenue during the year.

Net Income

Net income for Fiscal 2026 was $4,141, compared to $0 in the Prior Period, reflecting income from operations of $5,242 less a provision for income taxes of $1,101. Our Fiscal 2026 results reflect initial revenue recognized after February 13, 2026, partially offset by ramp-up operating expenses associated with the preparation, qualification, and commencement of operations under our Regulation A offering. Because our revenue-generating operations commenced only in the final weeks of the fiscal year, our Fiscal 2026 results are not necessarily indicative of the results to be expected for any future period.

Recent Developments (April 1, 2026 to the Date of this Offering Circular)

Since March 31, 2026: (i) no shares have been sold in this offering and no proceeds have been received; (ii) we renewed our Orlando office lease for an additional one-year term expiring June 30, 2027, at the same rent of $4,500 per quarter; (iii) our executive officers have continued to accrue, and defer payment of, their compensation at the annualized rate of $175,000 each; (iv) we have not entered into any additional client engagement agreements, and have continued business development with prospective clients;

(iv-a) we paid $68,220 to FAC BPO, a company controlled by our Chief Financial Officer, for retainer fees and reimbursed expenses, as described under “Interest of Management and Others in Certain Transactions”; (v) we filed our annual report on Form 1-K for Fiscal 2026 on July 9, 2026, as amended on October 1, 2026; and (vi) there have been no changes to our directors, executive officers, or capital structure. Notes 2 and 7 to our audited financial statements, which speak as of the July 8, 2026 date of the auditor’s report, describe the offering as terminating on February 6, 2027; that date has been extended by this post-qualification amendment as described under “Plan of Distribution.” Unaudited interim financial statements for the six months ended September 30, 2026 will be included in our semiannual report on Form 1-SA, which is due by December 29, 2026, and, to the extent required by Regulation A, in a further amendment to the offering statement.

Liquidity and Capital Resources

As of March 31, 2026, we had cash and cash equivalents of $140,356, compared to $61,567 as of March 31, 2025, and total stockholders’ equity of $65,708, compared to $61,567 as of March 31, 2025. Net cash provided by operating activities during Fiscal 2026 was $78,789, reflecting collections under our client engagements partially offset by cash operating expenses. Our liabilities as of March 31, 2026 consisted of accrued officer compensation of $52,084, accounts payable and accrued expenses of $21,463, and income taxes payable of $1,101. We have no debt outstanding, no credit facilities, and no other long-term contractual commitments other than our office lease.

We expect to fund our operations primarily through cash on hand, revenue from client engagements, and proceeds of this offering. Our officers have agreed to continue accruing (and deferring payment of) their compensation until our liquidity position permits payment, which mitigates near-term cash requirements; however, the accrued liability continues to grow at approximately $29,167 per month in the aggregate and will have to be paid from future revenue or other resources. There can be no assurance that we will raise sufficient proceeds from this offering or that our revenue will be sufficient to meet our anticipated operating requirements. If we are unable to do so, we may be required to delay, reduce, or eliminate planned activities, including hiring and expansion initiatives.

Our fixed contractual obligations are our office lease in Orlando, Florida, which, as renewed, requires quarterly rent payments of $4,500 through June 30, 2027, and the retainer of $5,250 per month payable to FAC BPO under the Services Agreement described under “Interest of Management and Others in Certain Transactions,” which either party may terminate on 30 days’ notice. Payments to FAC BPO of $68,220 between April 1, 2026 and the date of this Offering Circular, together with our other operating expenses, have reduced our cash since March 31, 2026 during a period in which we recognized no new client revenue. In addition, approximately $150,000 of offering-related costs incurred prior to qualification were personally funded by our founding shareholders, who have permanently waived reimbursement; accordingly such costs are not reflected as liabilities or expenses in our financial statements. Upon receipt of proceeds from this offering, we intend to allocate capital toward client onboarding, professional services, regulatory compliance, and general working capital, as detailed in the “How We Plan To Use Proceeds From The Sale Of Our Shares” section.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Critical Accounting Estimates

The preparation of our financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues, and expenses, and related disclosures of contingent assets and liabilities. Areas requiring significant management estimates include the identification and satisfaction of performance obligations and the timing of revenue recognition under client engagements, the measurement of accrued liabilities, and the provision for income taxes. Actual results could differ materially from these estimates.

Valuation Methodology

The offering price of $1.00 per share for the common stock being offered in this Regulation A+ offering was determined by the Company’s management at the time of our initial offering statement and has not been changed. It does not necessarily reflect the fair market value of our common stock or the price at which our shares may trade following the offering. This price was established based on several subjective and qualitative factors, including:

● The Company’s early-stage development status;

● The perceived addressable market opportunity for cross-border IPO advisory services;

● The experience and background of our executive team;

● Comparable valuations of other early-stage advisory or compliance-related firms at similar stages;

● Internal financial projections and anticipated business milestones;

● The amount of capital the Company believes is required to execute its business plan effectively.

No third-party valuation firm, independent financial advisor, or investment bank was engaged to provide a fairness opinion or determine the price per share. The offering price was not established through arms-length negotiations or reference to a public trading market, as no such market currently exists for our securities. Prospective investors should not regard the $1.00 offering price as an indication of the actual or probable market value of our common stock. If and when a public trading market develops, the price of our common stock may fluctuate significantly and could be materially different from the offering price based on a number of factors, including market conditions, investor perception, the Company’s financial performance, and other external influences.

Known Trends, Events, or Uncertainties

Our ability to generate recurring revenue and achieve sustainable growth depends on our success in securing additional advisory clients and guiding them through complex, cross-border U.S. listing processes. Several external factors may affect our performance, including changes to U.S. securities regulations, foreign capital controls, or disclosure requirements that impact the feasibility or timing of listings for international issuers. Macroeconomic conditions such as interest rate shifts, inflation, currency volatility, and investor sentiment toward emerging markets may also influence client demand and engagement cycles.

In addition, our operating model—while intentionally lean and contract-driven—relies on the availability and coordination of third-party professionals such as legal counsel, auditors, EDGAR agents, and compliance consultants. Any disruptions or bottlenecks in this external vendor ecosystem may affect our ability to deliver services on time. As we scale, we may also encounter operational challenges associated with managing a globally distributed team, maintaining compliance oversight, and ensuring consistent client service delivery across multiple jurisdictions.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we have elected to take advantage of the extended transition period afforded by Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with such standards on the timelines applicable to public companies.

Future Outlook

Management believes that demand for U.S. listings among emerging-market companies will continue to grow, driven by the need for alternative capital access, global investor visibility, and regulatory credibility. While India remains an important early market for us, our long-term strategy is to serve a broader international client base seeking structured, cost-effective entry into U.S. public markets. We aim to position Financial Agency Group as a preferred cross-border advisory platform by delivering regulatory expertise, coordinated project execution, and compliance-first support. Subject to successful funding, we expect to expand from our initial client engagements to a broader, more diversified client base within 12 months, and to scale our team, technology infrastructure, and operational capacity accordingly.

OUR MANAGEMENT

Information about our directors and executive officers is set forth in the following table. The address of our directors and executive officers is our address. Our board of directors consists solely of our two executive officers.

Name	Age	Position	Director Beginning
Rahul Malhotra	39	Director and CEO	2/14/2024
Manish Prakash	55	Director and CFO	2/14/2024

Our directors serve terms of one year and are generally elected at each annual meeting of stockholders; however, there is no assurance that a stockholders’ meeting will be held annually. Each director remains in office until a successor is duly elected and qualified or until earlier resignation. We currently do not have independent directors as defined under the NASDAQ listing rules, as we do not plan to be listed on a national securities exchange. Our executive officers are appointed by the board of directors and serve at the discretion of the board, subject to the terms and conditions of any applicable employment agreements. Pursuant to Wyoming law and our bylaws, we are authorized to indemnify our directors and officers against certain liabilities, subject to limitations set forth under applicable law.

Management Biographies

Rahul Malhotra serves as our Chief Executive Officer and Director. He co-founded Financial Agency Group in February 2024 with Mr. Manish Prakash. Mr. Malhotra has over 15 years of experience in cross-border capital markets, corporate structuring, and IPO advisory. Since 2014, he has advised Indian companies on U.S. private placements through private placement agents and overseen fundraising and onboarding strategies for international clients. He has worked across industries including healthcare, EV mobility, real estate, and exports. Mr. Malhotra earned his degree in Commerce from Zakir Husain College, Delhi University, India, in 2008.

Manish Prakash is our Chief Financial Officer and Director. He co-founded Financial Agency Group in February 2024 alongside Mr. Malhotra. Mr. Prakash brings over 31 years of experience in financial consulting, business development, and international strategy. From 2005 to 2023, he held leadership roles in advisory firms focused on startup financing and global market entry. He has worked with companies in the insurance, healthcare and real estate sector. Mr. Prakash holds a degree in Commerce from Sri Guru Tegh Bahadur Khalsa College, Delhi University, India, earned in 1991.

Corporate Governance

As of the date of this offering, our Board of Directors consists of Mr. Malhotra and Mr. Prakash. We do not have any independent directors as defined under the NASDAQ listing standards. The company does not currently maintain audit, compensation, or nominating committees.

Former Directors

The following individuals previously served on our board of directors within the past two years:

Ms. Kavya Jha served as a Director from December 20, 2024, until her resignation on May 26, 2025. Her appointment was part of the company's early-stage board formation and planning process. She did not receive any compensation or equity in connection with her role, and her resignation was voluntary and not related to any disagreement with the company’s policies, operations, or practices.

Mrs. Garima Malhotra, the spouse of our Chief Executive Officer Rahul Malhotra, served as a Director from January 13, 2025, to July 9, 2025. Her appointment was part of the company's early-stage board formation and planning process. She did not receive any compensation or equity in connection with her role, and her resignation was voluntary and not related to any disagreement with the company’s policies, operations, or practices.

The former directors, Kavya Jha and Garima Malhotra, did not receive or hold any shares or other equity interests in the company during their tenure or after their resignation. Their service on the board was non-equity based and did not involve any ownership in the company.

LEGAL PROCEEDINGS

As of the date of this offering circular, the Company is not a party to any legal proceedings, and no such proceedings are known to be contemplated by any governmental authorities or other parties. To the knowledge of management, there are no material claims, actions, suits, proceedings, or investigations pending or threatened against the Company or any of its officers or directors in their capacities as such.

HOW WE COMPENSATE OUR DIRECTORS AND EXECUTIVE OFFICERS

Prior to February 6, 2026, our directors and executive officers served without compensation, and no amounts were accrued or paid to them. On February 6, 2026, following qualification of our offering statement, our board of directors (which consists of our two executive officers) approved compensation for each of our Chief Executive Officer and Chief Financial Officer at an annualized rate of $175,000. Those terms are memorialized in written employment agreements executed on October 21, 2026, effective as of February 6, 2026. Because we had not yet raised proceeds in this offering, our officers agreed to accrue and defer payment of their compensation until the Company’s liquidity position permits payment. No cash compensation has been paid to either officer through the date of this Offering Circular.

Change from our original offering circular. Our offering circular dated February 6, 2026 stated that no officer compensation had been accrued and that we expected to begin paying our officers $175,000 each only after raising at least 20% of the maximum offering. On the qualification date, our board of directors, which consists of the two officers concerned, instead approved compensation at that rate effective immediately, on the basis that the officers had begun devoting substantially all of their business time to the Company and that the Company’s first client engagements were under way, while agreeing that payment would be deferred so that no cash would be required before the Company could afford it. Our annual report on Form 1-K for Fiscal 2026 described the accrual, and this Offering Circular supersedes the original disclosure. The 1-K referred to written employment agreements as of February 6, 2026; the terms were approved by the board on that date and were reduced to a signed writing on October 21, 2026, effective as of February 6, 2026. Investors should note that this decision was made by interested directors without independent review.

The following table sets forth the compensation accrued to our executive officers during the fiscal year ended March 31, 2026. All amounts shown were accrued and remained unpaid as of March 31, 2026.

Name and Principal Position	Cash Compensation Paid ($)	Compensation Accrued but Unpaid ($)	Total Compensation ($)
Rahul Malhotra, Director and CEO	—	26,042	26,042
Manish Prakash, Director and CFO	—	26,042	26,042

Amounts represent compensation accrued from February 6, 2026 through March 31, 2026, at the annualized rate of $175,000 ($14,583 per month) per officer, comprising a pro-rata accrual for 22 days of February 2026 and a full accrual for March 2026. Compensation has continued to accrue at the same rate since March 31, 2026, and payment remains deferred.

Employment Agreements

Each employment agreement, executed on October 21, 2026 and effective as of February 6, 2026, memorializes the compensation terms approved by our board on February 6, 2026 and provides for base compensation at an annualized rate of $175,000, accrued and deferred until our board determines that our liquidity position permits payment, without interest. Each agreement is terminable by either party on 30 days’ notice, provides no bonus, equity award, severance, or other benefits, and contains confidentiality, non-solicitation and conflict-of-interest provisions. On termination, accrued salary remains payable only when our board makes such a determination. The agreements are filed as Exhibits 1A-6.2 and 1A-6.3 to the offering statement of which this Offering Circular forms a part.

We do not intend to use proceeds of this offering to pay compensation accrued through the date of this Offering Circular. Officer salaries accruing after the date of this Offering Circular may be paid, in whole or in part, from the general working capital allocation of offering proceeds if we raise at least 20% of the maximum offering amount; otherwise, salaries will continue to accrue until our liquidity position permits payment. At present, we have not adopted any equity compensation plans, performance bonuses, or director stock option schemes. We may consider implementing an equity-based incentive plan in the future to attract and retain qualified leadership and key personnel, subject to board and shareholder approval. Our directors do not receive separate compensation for their service as directors.

Name/Position	Annual Base Salary (Accruing)	Other Compensation	Total Annual Compensation
Rahul Malhotra, Director and CEO	$175,000	-	$175,000
Manish Prakash, Director and CFO	$175,000	-	$175,000

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described below and under “How We Compensate Our Directors and Executive Officers,” since the beginning of Fiscal 2026 there have been no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Services Agreement with FAC BPO. Since July 15, 2025, Financial Agency Consultants BPO Pvt. Ltd. (“FAC BPO”), an entity organized in India in which our Chief Financial Officer and director, Mr. Manish Prakash, holds a 99% ownership interest and which is therefore under his control, has provided business and management consultancy, business process outsourcing, administrative, and back-office support services to the Company. The Services Agreement has been effective since July 15, 2025; its terms were agreed in July 2025, have been performed continuously since that date, and were recorded in a signed written agreement executed on October 21, 2026, which is filed as Exhibit 1A-6.4 to the offering statement of which this Offering Circular forms a part. Under the agreement, FAC BPO is paid a retainer of $5,250 per calendar month for up to 53 hours of services, with additional hours at $150 per hour subject to our prior written approval (none have been charged to date), plus reimbursement at cost of approved out-of-pocket expenses. The agreement has a twelve-month term that renews automatically (the first renewal took effect July 15, 2026), is terminable by either party on 30 days’ notice, requires annual review of the fees by our board, prohibits FAC BPO from contacting investors, handling funds, or preparing or distributing communications concerning any securities offering, and is governed by Florida law. FAC BPO’s compensation is not contingent on or measured by securities sold or capital raised by the Company or any client.

Amounts paid to FAC BPO. During Fiscal 2026, the Company incurred and paid $39,810 to FAC BPO (fees of $39,375 for the period from July 15, 2025 through February 28, 2026 and reimbursed expenses of $435), which was expensed within consulting and outsourced services; no amount was payable to FAC BPO at March 31, 2026. From April 1, 2026 to the date of this Offering Circular, the Company paid FAC BPO a further $68,220, consisting of retainer fees of $42,000 for the months of March through October 2026 and reimbursed expenses of $26,220, on invoices dated April 15, July 23, September 8 and October 15, 2026. Total payments to FAC BPO since inception are $108,030, and no amount is outstanding. The retainer continues at $5,250 per month. Management believes the terms are no less favorable to the Company than those obtainable from an unrelated third party. FAC BPO is a separate legal entity from the Company; notwithstanding the similarity of their names, FAC BPO is not a subsidiary or affiliate of the Company and the Company holds no ownership interest in FAC BPO.

Accrued officer compensation. As described under “How We Compensate Our Directors and Executive Officers,” our two executive officers are accruing compensation under employment agreements effective as of February 6, 2026. Accrued and unpaid compensation totaled $52,084 as of March 31, 2026 and continues to accrue.

Founders’ funding of offering expenses. Our founders, Mr. Rahul Malhotra and Mr. Manish Prakash, personally funded approximately $150,000 of offering-related legal, audit, compliance, and regulatory expenses prior to qualification of our offering statement, in equal shares. The founders have permanently waived reimbursement of these expenses, and accordingly such amounts have not been recorded as liabilities of the Company. The founders are also personally funding, in equal shares, the costs of this post-qualification amendment, including the audit consent fee of approximately $5,000 and legal fees of approximately $47,160, and have permanently waived reimbursement of these amounts. The Company has not recorded, and will not record, any liability to the founders for these costs.

Review of related-party transactions. Our board of directors consists solely of Mr. Malhotra and Mr. Prakash, and we have no independent directors. Related-party transactions are approved by the full board, including the interested director. We intend to adopt a written related-party transaction policy and to appoint independent directors if and when we are adequately capitalized.

WHO OWNS OUR COMMON STOCK

The table below sets forth information regarding beneficial ownership of our common stock as of October 21, 2026, for:

● each of our directors and executive officers,

● our directors and executive officers as a group, and

● others who we know own more than five percent of our issued and outstanding equity securities.

We believe each of these persons has sole voting and investment power over the shares they own, unless otherwise noted. The address of our directors and executive officers is our address.

These shares were issued to our founders as part of the Company's initial capitalization and were not sales to outside investors.

Name and Address of Beneficial Owner	Number of Shares Before Offering	Number of Shares After Offering	Percentage Before Offering	Percentage After Offering
Rahul Malhotra Director and CEO 255 S Orange Avenue, Suite 104 #1261, Orlando, FL 32801	50,000,000	50,000,000	50.00%	42.37%
Manish Prakash Director and CFO 255 S Orange Avenue, Suite 104 #1261, Orlando, FL 32801	50,000,000	50,000,000	50.00%	42.37%
All Directors and Executive Officers as a Group (2 persons)	100,000,000	100,000,000	100.00%	84.75%

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering up to 18,000,000 shares of our common stock. We are authorized to issue 225,149,897 shares of common stock, with a par value of $0.0001 per share. As of the date of this Offering Circular, we have 100,000,000 shares of common stock issued and outstanding. Assuming we sell all 18,000,000 shares being offered pursuant to this Offering Circular, we will have 118,000,000 shares issued and outstanding. The following is a summary of the material rights and restrictions associated with our common stock. This summary does not purport to be complete and is qualified in its entirety by our Articles of Incorporation, Bylaws, and any applicable resolutions, which are included as exhibits to the Offering Statement of which this Offering Circular forms a part.

Holders of our common stock have the following rights:

● Dividend Rights: Holders are entitled to share equally and ratably in dividends from funds legally available therefore, if and when declared by our Board of Directors.

● Liquidation Rights: In the event of liquidation, dissolution, or winding up of the company, holders are entitled to share in all assets remaining after payment of liabilities and any preferred stock liquidation preferences.

● Voting Rights: Each share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Except as otherwise required by Wyoming law or our Certificate of Incorporation, a majority of votes cast by holders entitled to vote shall decide all matters properly submitted to stockholders.

● Other Rights: Holders do not have preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions applicable to our common stock.

Dividend Policy

We have never declared or paid cash dividends on our common stock. We currently intend to retain any future earnings to fund operations and the growth of our business. As such, we do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions, and other factors the Board of Directors deems relevant.

Transfer Agent

We have not yet appointed a transfer agent. We intend to appoint a registered transfer agent prior to any quotation of our common stock on an over-the-counter market or other trading venue.

RECENT SALES OF UNREGISTERED SECURITIES

In a prior attempt to raise capital under Rule 506(c) of Regulation D, the Company filed a Form D with the SEC. The offering was structured around a lead investor placing funds into an escrow account. Commissions were disclosed in the Form D as charges that would have become payable only upon release of those funds. However, prior to the release of escrow, the investor withdrew from the transaction, and the offering failed to close.

As a result, no securities were issued, no proceeds were received by the Company, and no commissions or fees were actually paid. The Company subsequently filed an amended Form D with the SEC to accurately reflect that no securities were sold and no capital was raised. This event did not involve any investor losses or regulatory findings. The Company believes this does not reflect any issue with its offering materials or compliance process and has since adopted enhanced capital raising protocols to support future offerings under Regulation A+.

In March 2024, the Company issued 50,000,000 shares of common stock each to its Chief Executive Officer, Rahul Malhotra, and its Chief Financial Officer, Manish Prakash, in connection with their initial capital contributions. These issuances were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering. No general solicitation or advertising was used in connection with these issuances, and the recipients of the shares represented their intention to hold the securities for investment purposes.

The Company initially filed a Form D in which the principal place of business was listed as New Delhi, India. The Company has subsequently filed an Amended Form D on September 18, 2025 to reflect Orlando, Florida as its principal executive office.

DISQUALIFICATION AND BAD ACTOR DISCLOSURE

To the best of the Company’s knowledge, none of the Company, its predecessors, any affiliated issuer, any of the Company’s directors, executive officers, other officers participating in the offering, promoters, or any beneficial owner of 20% or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power) is subject to any disqualifying event that would disqualify the Company under Rule 262 of Regulation A.

LEGAL MATTERS

The validity of the issuance of the common stock offered pursuant to this Offering Circular has been passed upon for us by Edris J. Scarbrough, Esq., Attorney at Law. The validity of the shares was previously passed upon, in connection with the initial qualification of the offering statement, by Brittany Peck, Esq., Beverly Hills, California.

EXPERTS

The financial statements of Financial Agency Group as of March 31, 2026 and March 31, 2025, and for the year ended March 31, 2026 and the period from February 14, 2024 (inception) to March 31, 2025, included in this Offering Circular have been audited by Crystal Arthur, CPA, an independent certified public accountant licensed in the State of Indiana (License No. CP11500183), as stated in her report dated July 8, 2026 appearing herein. We include the financial statements in reliance on the authority of Ms. Arthur as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed an offering statement on Form 1-A with the U.S. Securities and Exchange Commission (SEC) under the Securities Act of 1933 with respect to the common stock offered pursuant to this offering circular. This offering circular summarizes material provisions of the offering statement but does not contain all of the information included in the complete filing.

For additional information about us and the securities being offered, you should refer to the full offering statement and the exhibits filed with it. Any reference in this offering circular to contracts, agreements, or other documents is only a summary and may not describe all the terms and conditions. The complete versions of those documents are included as exhibits to the offering statement. As a Tier 2 issuer under Regulation A, we are required to file periodic reports and other information with the Securities and Exchange Commission following qualification of the offering statement. You may access our SEC filings, including the complete offering statement and related exhibits, online through the SEC’s website at www.sec.gov. The SEC also maintains a Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, where you may review and obtain copies of filings at prescribed rates. You may obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

As a Tier 2 issuer, we have filed our annual report on Form 1-K for the fiscal year ended March 31, 2026 (as amended by Form 1-K/A), and we will file semiannual reports on Form 1-SA and current reports on Form 1-U as required. Our offering statement is filed under SEC File No. 024-12641, and our ongoing reports are filed under SEC File No. 24R-01048.

Crystal Arthur, CPA

Certified Public Accountant

Licensed in the State of Indiana (License No. CP11500183)

Ellettsville, Indiana, United States

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders of

Financial Agency Group

Orlando, Florida, United States

Opinion

We have audited the accompanying financial statements of Financial Agency Group (the “Company”), which comprise the balance sheets as of March 31, 2026 and March 31, 2025, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended March 31, 2026 and for the period from February 14, 2024 (inception) through March 31, 2025, and the related notes to the financial statements (collectively, the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2026 and March 31, 2025, and the results of its operations and its cash flows for the year ended March 31, 2026 and for the period from February 14, 2024 (inception) through March 31, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

/s/ Crystal Arthur, CPA

Crystal Arthur, CPA

Ellettsville, Indiana

July 8, 2026

FINANCIAL AGENCY GROUP

BALANCE SHEETS

As of March 31, 2026 and March 31, 2025

	March 31, 2026	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$ 140,356	$ 61,567
Accounts receivable	—	—
Prepaid expenses	—	—
Total current assets	140,356	61,567
Total assets	$ 140,356	$ 61,567
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued officer compensation	$ 52,084	$ —
Accounts payable and accrued expenses	21,463	—
Income taxes payable	1,101	—
Total current liabilities	74,648	—
Total liabilities	74,648	—
Stockholders’ equity:
Common stock, $0.0001 par value; 225,149,897 shares authorized; 100,000,000 shares issued and outstanding at March 31, 2026 and 2025	10,000	10,000
Additional paid-in capital	51,567	51,567
Retained earnings	4,141	—
Total stockholders’ equity	65,708	61,567
Total liabilities and stockholders’ equity	$ 140,356	$ 61,567

The accompanying notes are an integral part of these financial statements.

FINANCIAL AGENCY GROUP

STATEMENTS OF OPERATIONS

For the Year Ended March 31, 2026 and for the Period from February 14, 2024 (Inception) to March 31, 2025

	Year Ended March 31, 2026	Period from February 14, 2024 (Inception) to March 31, 2025
Revenue	$ 267,742	$ —
Operating expenses:
Legal and professional fees	87,463	—
Consulting and outsourced services	40,219	—
Officer compensation (accrued)	52,084	—
Commission expense	—	—
Audit fees	27,850	—
Travel	18,652	—
Marketing and business development	1,287	—
Filing, EDGAR and transfer agent fees	14,829	—
General and administrative	4,116	—
Technology and subscriptions	2,500	—
Office rent	13,500	—
Total operating expenses	262,500	—
Income from operations	5,242	—
Other income (expense)	—	—
Income before income taxes	5,242	—
Provision for income taxes	(1,101)	—
Net income	$ 4,141	$ —
Net income per share — basic and diluted	$ 0.00	$ —
Weighted-average shares outstanding — basic and diluted	100,000,000	100,000,000

The accompanying notes are an integral part of these financial statements.

FINANCIAL AGENCY GROUP

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Year Ended March 31, 2026 and for the Period from February 14, 2024 (Inception) to March 31, 2025

	Common Shares	Par Value	Additional Paid-in Capital	Retained Earnings / Total
Balance — February 14, 2024 (Inception)	—	$ —	$ —	$ —
Issuance of founders’ shares (March 2024)	100,000,000	10,000	51,567	61,567
Net income for the period	—	—	—	—
Balance — March 31, 2025	100,000,000	$ 10,000	$ 51,567	$ 61,567
Net income for the year	—	—	—	4,141
Balance — March 31, 2026	100,000,000	$ 10,000	$ 51,567	$ 65,708

The accompanying notes are an integral part of these financial statements.

FINANCIAL AGENCY GROUP

STATEMENTS OF CASH FLOWS

For the Year Ended March 31, 2026 and for the Period from February 14, 2024 (Inception) to March 31, 2025

	Year Ended March 31, 2026	Period from February 14, 2024 (Inception) to March 31, 2025
Cash flows from operating activities:
Net income	$ 4,141	$ —
Changes in operating assets and liabilities:
Accrued officer compensation	52,084	—
Accounts payable and accrued expenses	21,463	—
Income taxes payable	1,101	—
Net cash provided by operating activities	78,789	—
Cash flows from investing activities	—	—
Cash flows from financing activities:
Proceeds from issuance of founders’ shares	—	61,567
Net cash provided by financing activities	—	61,567
Net increase in cash	78,789	61,567
Cash at beginning of period	61,567	—
Cash at end of period	$ 140,356	$ 61,567
Supplemental disclosure of cash flow information:
Cash paid for interest	$ —	$ —
Cash paid for income taxes	$ —	$ —

The accompanying notes are an integral part of these financial statements.

FINANCIAL AGENCY GROUP

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION, NATURE OF OPERATIONS, AND BASIS OF PRESENTATION

Financial Agency Group (the “Company”) is a Wyoming corporation incorporated on February 14, 2024. The Company’s principal executive office is located at 255 S Orange Avenue, Suite 104 #1261, Orlando, Florida 32801. The Company provides strategic advisory services to private companies—primarily in emerging markets—seeking to access U.S. public capital markets through Regulation A+, Form F-1 registration, or quotation on the OTC Markets. The Company is not a broker-dealer, underwriter, or law firm.

On February 6, 2026, the U.S. Securities and Exchange Commission (the “SEC”) qualified the Company’s offering statement on Form 1-A under Tier 2 of Regulation A. The qualified offering provides for the sale of up to 18,000,000 shares of common stock at $1.00 per share. The Company commenced revenue-generating operations following qualification of the offering statement, and recognized its first revenue on February 13, 2026. As of March 31, 2026, no shares had been sold under the offering, which remains ongoing.

The Company’s fiscal year ends on March 31. These financial statements cover the fiscal year ended March 31, 2026 and the comparative prior period from February 14, 2024 (inception) through March 31, 2025. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

NOTE 2 — LIQUIDITY

The Company commenced revenue-generating operations during the fiscal year ended March 31, 2026 and reported net income of $4,141 and net cash provided by operating activities of $78,789 for the year. As of March 31, 2026, the Company had cash and cash equivalents of $140,356, total current liabilities of $74,648, and positive working capital of $65,708. Management believes that the Company’s current cash position, anticipated revenue from client engagements, and the continued deferral of officer compensation are sufficient to fund the Company’s operations for at least twelve months from the date these financial statements are available to be issued. The Company also expects to supplement its liquidity through proceeds of its ongoing Regulation A offering, which is open through February 6, 2027, although no assurance can be given as to the amount, if any, that will be raised.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash is maintained in a U.S. bank account. As of March 31, 2026, the Company had no balances in excess of federally insured limits.

Revenue Recognition. The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers.

Revenue is recognized when control of promised services is transferred to clients in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. The Company evaluates each engagement to identify the contract, performance obligations, transaction price, allocation of the transaction price, and the timing of revenue recognition. During the year ended March 31, 2026, all revenue was generated under fixed-fee engagement agreements, with fees recognized upon satisfaction of the performance obligations specified in each agreement. Revenue recognition under the Company’s engagements commenced on February 13, 2026. The Company did not receive any non-cash (equity) consideration during the year and held no equity interests in client companies as of March 31, 2026.

Accrued Officer Compensation. Compensation approved by the Board of Directors for the Company’s executive officers is recognized as an expense in the period in which the related services are rendered, regardless of when payment occurs. Compensation that has been earned but not paid is recorded as accrued officer compensation within current liabilities. See Note 6.

Leases. The Company’s office lease has an initial term of twelve months. The Company has elected the short-term lease exemption under ASC 842, Leases, and accordingly recognizes lease payments as rent expense on a straight-line basis over the lease term without recording a right-of-use asset or lease liability.

Income Taxes. The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. For the year ended March 31, 2026, the Company recorded a current income tax provision of $1,101 based on taxable income for the period. The Company had no material deferred tax assets or liabilities and no net operating loss carryforwards as of March 31, 2026.

Recently Issued Accounting Pronouncements. As an emerging growth company under the JOBS Act, the Company has elected to take advantage of the extended transition period for complying with new or revised accounting standards. Management has evaluated recently issued accounting pronouncements and believes there are no pronouncements that would have a material effect on the Company’s financial statements.

NOTE 4 — REVENUE

During the year ended March 31, 2026, the Company recognized revenue of $267,742 under two fixed-fee client engagement agreements, each titled “Market Research and Business Promotion Agreement”: $74,832 from the Company’s engagement with Quantum Bridge Consulting-FCZO (effective September 1, 2025; approximately 28% of fiscal year revenue) and $192,910 from the Company’s engagement with Friction One Brake Technology Co. Ltd. (effective January 1, 2026; approximately 72% of fiscal year revenue). Revenue recognition under these engagements commenced on February 13, 2026, upon satisfaction of the related performance obligations. There were no contract assets, contract liabilities, or accounts receivable outstanding as of March 31, 2026. All fees were collected in full by international wire transfer (SWIFT) during the fiscal year. No revenue was recognized during the period from February 14, 2024 (inception) to March 31, 2025. See Note 9 regarding customer concentration.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Operating Lease. On July 1, 2025, the Company entered into an office lease agreement for its executive office in Orlando, Florida. The lease has an initial term of twelve months expiring June 30, 2026, with an option to renew for one additional year. Rent is payable quarterly at $4,500 per quarter. Rent expense recognized during the year ended March 31, 2026 was $13,500, representing three quarterly payments under the lease. No rent expense was recognized in the prior period, as the lease had not yet commenced. Future minimum lease payments as of March 31, 2026 consist of one remaining quarterly payment of $4,500 due in April 2026.

Litigation. As of March 31, 2026, the Company is not a party to any pending legal proceedings, and to the knowledge of management, no proceedings are contemplated or threatened against the Company or its officers or directors.

NOTE 6 — RELATED PARTY TRANSACTIONS

Approximately $150,000 of offering-related legal, audit, compliance, and regulatory expenses incurred in connection with the Company’s Regulation A offering were funded personally by the Company’s founding shareholders, Mr. Rahul Malhotra and Mr. Manish Prakash. The founders permanently waived reimbursement of these expenses, and accordingly such amounts have not been recorded as liabilities of the Company or as expenses in these financial statements.

During the year ended March 31, 2026, the Company accrued officer compensation of $52,084 in the aggregate ($26,042 for each of Mr. Malhotra and Mr. Prakash), representing compensation for the period from February 6, 2026 (the date the Board approved officer compensation following qualification of the offering statement) through March 31, 2026, at the annualized rate of $175,000 per officer. No cash compensation was paid to either officer during the fiscal year; the entire accrued amount of $52,084 remained unpaid as of March 31, 2026 and is reflected as accrued officer compensation within current liabilities on the balance sheet. The officers have agreed to defer payment of accrued compensation until the Company’s liquidity position permits payment. No officer compensation was accrued or paid in the prior period.

During the year ended March 31, 2026, the Company incurred consulting and outsourcing fees of $39,810 payable to Financial Agency Consultants BPO Pvt. Ltd. (“FAC BPO”), an India-based entity in which the Company’s Chief Financial Officer, Mr. Manish Prakash, holds a 99% ownership interest and which is therefore a related party under ASC 850, Related Party Disclosures. FAC BPO provided business process outsourcing, administrative, and back-office support services under a written services agreement on arm’s-length terms. The entire $39,810 is included within consulting and outsourced services in the statement of operations, was paid in cash during the fiscal year, and no amount remained outstanding or payable to FAC BPO as of March 31, 2026. FAC BPO is a separate legal entity; the Company holds no ownership interest in FAC BPO, and FAC BPO is not a subsidiary or affiliate of the Company notwithstanding the similarity of their names. No comparable transactions occurred in the prior period.

NOTE 7 — STOCKHOLDERS’ EQUITY

Authorized Shares. The Company is authorized to issue 225,149,897 shares of common stock, par value $0.0001 per share. As of March 31, 2026 and March 31, 2025, 100,000,000 shares of common stock were issued and outstanding.

Founders’ Shares. In March 2024, the Company issued an aggregate of 100,000,000 shares of common stock to its co-founders (50,000,000 shares each to Mr. Rahul Malhotra and Mr. Manish Prakash) in connection with their initial capital contributions of $61,567 in the aggregate.

These issuances were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Regulation A Offering. On February 6, 2026, the SEC qualified the Company’s offering statement on Form 1-A to offer up to 18,000,000 shares of common stock at $1.00 per share. As of March 31, 2026, no shares had been sold under the offering. The offering remains ongoing and will terminate on the earlier of (i) February 6, 2027 or (ii) the date all 18,000,000 shares have been sold.

Voting Rights and Dividends. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Holders of common stock are entitled to dividends if and when declared by the Board of Directors out of funds legally available therefor. The Company has not declared or paid any dividends to date and does not intend to declare dividends in the foreseeable future.

NOTE 8 — INCOME TAXES

The Company is subject to U.S. federal, state, and local income taxes. For the year ended March 31, 2026, the Company recorded a current income tax provision of $1,101, reflecting an effective tax rate of approximately 21% applied to pre-tax income of $5,242. Income taxes payable of $1,101 are reflected within current liabilities as of March 31, 2026. The Company had no net operating loss carryforwards and no material deferred tax assets or liabilities as of March 31, 2026, and accordingly no valuation allowance was recorded. The Company has no uncertain tax positions as of March 31, 2026. No income taxes were paid in cash during the fiscal year.

NOTE 9 — CONCENTRATIONS

During the year ended March 31, 2026, the Company’s revenue was derived from two clients. The Company’s engagement with Friction One Brake Technology Co. Ltd. accounted for approximately 72% of fiscal year revenue, and the Company’s engagement with Quantum Bridge Consulting-FCZO accounted for approximately 28%. The loss of either client, or the failure to obtain additional clients, could have a material adverse effect on the Company’s results of operations. The Company expects to expand its client base over time.

NOTE 10 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date these financial statements were available to be issued. Subsequent to March 31, 2026, the Company’s Regulation A offering remained ongoing, and the Company’s officers continued to accrue (and defer payment of) their compensation. No material events or transactions have occurred subsequent to March 31, 2026 and through the date of issuance of these financial statements that would require recognition or additional disclosure in these financial statements.

PART III - EXHIBITS

Item 16. Index to Exhibits

Exhibit No.	Description
EX1A-2A	Articles of Incorporation (incorporated by reference to the Form 1-A offering statement, File No. 024-12641)
EX1A-2B	Bylaws (incorporated by reference to the Form 1-A offering statement, File No. 024-12641)
EX1A-4	Common Stock Subscription Agreement (incorporated by reference to the Form 1-A offering statement, File No. 024-12641)
EX1A-6.1	Commission-Based Agent Agreement (incorporated by reference to the Form 1-A offering statement, File No. 024-12641)
EX1A-6.2	Executive Employment Agreement between the Company and Rahul Malhotra, executed October 21, 2026, effective as of February 6, 2026 (filed herewith)
EX1A-6.3	Executive Employment Agreement between the Company and Manish Prakash, executed October 21, 2026, effective as of February 6, 2026 (filed herewith)
EX1A-6.4	Services Agreement between the Company and Financial Agency Consultants BPO Pvt. Ltd., executed October 21, 2026, effective as of July 15, 2025 (filed herewith)
EX1A-11	Consent of Crystal Arthur, CPA, Independent Certified Public Accountant (filed herewith)
EX1A-12	Opinion of Edris J. Scarbrough, Esq., regarding the legality of the securities being offered (including consent) (filed herewith)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Post-Qualification Amendment No. 1 to the Offering Statement on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on October 21, 2026.

FINANCIAL AGENCY GROUP

By: /s/ Rahul Malhotra
Name: Rahul Malhotra
Title: Chief Executive Officer (Principal Executive Officer)
Date: October 21, 2026

Pursuant to the requirements of Regulation A, this Post-Qualification Amendment No. 1 to the Offering Statement on Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Rahul Malhotra
Name: Rahul Malhotra
Title: Chief Executive Officer and Director (Principal Executive Officer)
Date: October 21, 2026

By: /s/ Manish Prakash
Name: Manish Prakash
Title: Chief Financial Officer and Director (Principal Financial and Accounting Officer)
Date: October 21, 2026